                                                                    Exhibit 10.1








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          CRAFTMADE INTERNATIONAL, INC.
                              BILL TEIBER CO., INC.
                         TEIBER LIGHTING PRODUCTS, INC.
                                   TODD TEIBER
                                       AND
                                EDWARD OBERSTEIN


                                  MARCH 1, 2005

                                TABLE OF CONTENTS


RECITALS          ................................................................................................1
ARTICLE I         DEFINITIONS.....................................................................................1
ARTICLE II        THE MERGER; CLOSING.............................................................................7
         2.1      The Merger......................................................................................7
         2.2      Effect of Merger................................................................................7
         2.3      Seller Consideration............................................................................8
         2.4      Certificates of Merger..........................................................................9
         2.5      The Closing.....................................................................................9
         2.6      Closing Obligations.............................................................................9
ARTICLE III       REPRESENTATIONS AND WARRANTIES OF
                  THE SELLERS....................................................................................11
         3.1      Organization and Good Standing.................................................................11
         3.2      Authority; No Conflict.........................................................................12
         3.3      Capitalization.................................................................................13
         3.4      Financial Statements...........................................................................13
         3.5      Books and Records..............................................................................14
         3.6      Title to Properties; Encumbrances..............................................................14
         3.7      Accounts Receivable............................................................................14
         3.8      Inventory......................................................................................15
         3.9      No Undisclosed Liabilities.....................................................................15
         3.10     Taxes..........................................................................................15
         3.11     No Material Adverse Change.....................................................................16
         3.12     Employee Benefit Plans.........................................................................16
         3.13     Compliance with Legal Requirements; Governmental Authorizations................................17
         3.14     Legal Proceedings; Orders......................................................................17
         3.15     Absence of Certain Changes and Events..........................................................18
         3.16     Contracts; No Defaults.........................................................................18
         3.17     Insurance......................................................................................19
         3.18     Environmental Matters..........................................................................20
         3.19     Employees......................................................................................22
         3.20     Labor Relations; Compliance....................................................................22
         3.21     Intellectual Property..........................................................................23
         3.22     Certain Payments...............................................................................23
         3.23     Disclosure.....................................................................................23
         3.24     Relationships with Related Persons.............................................................24
         3.25     Brokers or Finders.............................................................................24
         3.26     Investment Intent..............................................................................24
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BUYER AND
                  THE SUBSIDIARY.................................................................................24
         4.1      Organization and Good Standing.................................................................24
         4.2      Authority; No Conflict.........................................................................24
         4.3      Certain Proceedings............................................................................25
         4.4      Brokers or Finders.............................................................................25
         4.5      Buyer Shares Consideration.....................................................................25
ARTICLE V         COVENANTS OF SELLERS AND THE COMPANY PRIOR
                  TO CLOSING DATE................................................................................26

         5.1      Access and Investigation.......................................................................26
         5.2      Operation of the Businesses of the Acquired Companies..........................................26
         5.3      Negative Covenant..............................................................................26
         5.4      Required Approvals.............................................................................26
         5.5      Notification...................................................................................27
         5.6      Payment of Indebtedness by Related Persons.....................................................27
         5.7      Best Efforts...................................................................................27
         5.8      Meeting of Company Shareholders................................................................27
ARTICLE VI        COVENANTS OF BUYER AND SUBSIDIARY PRIOR TO
                  CLOSING DATE...................................................................................28
         6.1      Approvals of Governmental Bodies...............................................................28
         6.2      Best Efforts...................................................................................28
         6.3      Access.........................................................................................28
         6.4      Meeting of Subsidiary Stockholders.............................................................28
ARTICLE VII       CONDITIONS PRECEDENT TO BUYER'S
                  AND SUBSIDIARY'S OBLIGATION TO CLOSE...........................................................29
         7.1      Accuracy of Representations....................................................................29
         7.2      Sellers' Performance...........................................................................29
         7.3      Consents.......................................................................................29
         7.4      Additional Documents...........................................................................29
         7.5      No Proceedings.................................................................................29
         7.6      No Claim Regarding Stock Ownership or Sale Proceeds............................................29
         7.7      No Prohibition.................................................................................30
         7.8      Shareholder Approval...........................................................................30
ARTICLE VIII      CONDITIONS PRECEDENT TO COMPANY'S
                  AND SELLERS'  OBLIGATION TO CLOSE..............................................................30
         8.1      Accuracy of Representations....................................................................30
         8.2      Buyer's Performance............................................................................30
         8.3      Consents.......................................................................................30
         8.4      Additional Documents...........................................................................30
         8.5      No Injunction..................................................................................30
         8.6      Stockholder Approval...........................................................................31
ARTICLE IX        EMPLOYEES......................................................................................31
         9.1      Retention of Employees.........................................................................31
         9.2      Employee Benefits..............................................................................31
ARTICLE X         TERMINATION....................................................................................32
         10.1     Termination Events.............................................................................32
         10.2     Effect of Termination..........................................................................32
ARTICLE XI        INDEMNIFICATION; REMEDIES......................................................................32
         11.1     Survival; Right to Indemnification Not Affected by Knowledge...................................32
         11.2     Indemnification and Payment of Damages by the Sellers..........................................33
         11.3     Indemnification and Payment of Damages by the Sellers - Environmental Matters..................33
         11.4     Indemnification and Payment of Damages by the Sellers - Accounts Receivable....................34
         11.5     Indemnification and Payment of Damages by the Sellers - Obsolete Inventory.....................35

         11.6     Indemnification and Payment of Damages by the Sellers - Undisclosed Liabilities................35
         11.7     Indemnification and Payment of Damages by Buyer................................................35
         11.8     Escrow.........................................................................................35
         11.9     Procedure for Indemnification - Third Party Claims.............................................36
         11.10    Procedure for Indemnification - Other Claims...................................................37
ARTICLE XII       GENERAL PROVISIONS.............................................................................37
         12.1     Expenses.......................................................................................37
         12.2     Public Announcements...........................................................................37
         12.3     Confidentiality................................................................................37
         12.4     Notices........................................................................................37
         12.5     Jurisdiction; Service of Process...............................................................39
         12.6     Further Assurances.............................................................................39
         12.7     Waiver.........................................................................................39
         12.8     Entire Agreement and Modification..............................................................40
         12.9     Disclosure Letter..............................................................................40
         12.10    Assignments, Successors, and No Third-party Rights.............................................40
         12.11    Severability...................................................................................40
         12.12    Section Headings, Construction.................................................................40
         12.13    Time of Essence................................................................................41
         12.14    Governing Law..................................................................................41
         12.15    Counterparts...................................................................................41
FORM OF DISCLOSURE LETTER........................................................................................44
FORM OF BUYER'S DISCLOSURE LETTER................................................................................47
EXHIBIT 2.1 FORM OF CERTIFICATES OF MERGER.......................................................................51
EXHIBIT 2.3 BUYER SHARES CONSIDERATION CLOSING SCHEDULE..........................................................59
EXHIBIT 2.6(a)(i) SELLERS' RELEASES..............................................................................60
EXHIBIT 2.6(a)(ii) EMPLOYMENT AGREEMENT..........................................................................63
EXHIBIT 2.6(a)(iii) CONSULTING AGREEMENT.........................................................................82
EXHIBIT 2.6(a)(x) OBERSTEIN PERSONAL GOODWILL AGREEMENT..........................................................97
EXHIBIT 2.6(a)(xi) TEIBER PERSONAL GOODWILL AGREEMENT...........................................................104
EXHIBIT 2.6(b)(vii) BUYER'S AND SUBSIDIARY'S RELEASE............................................................111
EXHIBIT 2.6(c) ESCROW AGREEMENT.................................................................................114
EXHIBIT 7.4(a) FORM OF OPINION OF DAVID W. HAMMER...............................................................126
EXHIBIT 9.1 EMPLOYEES...........................................................................................128

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is made as of March 1, 2005, by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Teiber Lighting Products, Inc., a Delaware corporation
("Subsidiary"), Bill Teiber Co., Inc., a Texas corporation (the "Company"), Todd Teiber ("Teiber") and Edward Oberstein ("Oberstein") (Teiber and Oberstein are collectively referred to herein as the "Sellers").


                                    RECITALS

         WHEREAS, the Sellers are the record and beneficial owners of all of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, Buyer wishes to acquire all of the outstanding capital stock of the Company for common stock of Buyer through a merger of the Company with and into the Subsidiary.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         "ACQUIRED COMPANIES"--the Company and its Subsidiaries, collectively.

         "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement, the Agreement for the Purchase and Sale of Personal Goodwill of Teiber ("Teiber Personal Goodwill Agreement"), the Agreement for the Purchase and Sale of Personal Goodwill of Oberstein ("Oberstein Personal Goodwill Agreement"), or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BUYER SHARES CLOSING PRICE"--Twenty-One Dollars and One Cent ($21.01) per share.

         "BUYER'S DISCLOSURE LETTER"--the disclosure letter delivered by Buyer and Subsidiary to Sellers concurrently with the execution and delivery of this Agreement.

          "CLOSING DATE"--the date and time as of which the Closing actually takes place.

         "COMPANY SHARE"--any share of the common stock, $10.00 par value per share, of the Company.

         "COMPANY SHAREHOLDER"--any Person who or which holds any Company
Shares.

         "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including (a) the Merger; (b) the execution, delivery, and performance of the Employment Agreement, Consulting Agreement, the Sellers' Releases, the Buyer's and Subsidiary's Release, and the Escrow Agreement; (c) the performance by Buyer, Subsidiary, Sellers and the Company of their respective covenants and obligations under this Agreement; and (d) Buyer's acquisition and ownership of the Company Shares and exercise of control over the Acquired Companies.

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DELAWARE GENERAL CORPORATION LAW"--the General Corporation Law of the State of Delaware, as amended.

         "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to
(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

         "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "MERGER CONSIDERATION"--the aggregate value of the consideration received by the Sellers pursuant to the conversion of the Company Shares pursuant to Section 2.2(e).

         "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PLAN AFFILIATE"--with respect to any Person, any other person or entity with whom the Person constitutes all or part of a controlled group, or which would be treated with the Person as under common control or whose employees would be treated as employed by the Person, under Section 414 of the IRC and any regulations, administrative rulings and case law interpreting the foregoing.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "RELATED PERSON"--with respect to a particular individual, (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "REQUISITE SHAREHOLDER APPROVAL"--the affirmative vote of the holders of a majority of the Company Shares in favor of this Agreement and the Merger.

         "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "TAX"--any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TEXAS BUSINESS CORPORATION ACT"--the Texas Business Corporation Act of the State of Texas, as amended.

         "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.


                                   ARTICLE II

                               THE MERGER; CLOSING

         2.1 The Merger. Subject to the terms and conditions of this Agreement, the Company will merge with and into the Subsidiary (the "Merger") at the time (the "Effective Time") provided in the Certificates of Merger filed by the Company and the Subsidiary with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware, respectively, in the forms attached hereto as Exhibit 2.1 (the "Certificates of Merger"). The Subsidiary shall be the corporation surviving the Merger (the "Surviving Corporation").

         2.2 Effect of Merger.

         (a) General. The Merger shall become effective at the Effective Time. The Merger shall have the effect set forth in the Texas Business Corporation Act and the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

         (b) Certificate of Incorporation. The Certificate of Incorporation of the Subsidiary shall become the Certificate of Incorporation of the Surviving Corporation at and as of the Effective Time.

         (c) Bylaws. The Bylaws of the Subsidiary shall become the Bylaws of the Surviving Corporation at and as of the Effective Time.

         (d) Directors and Officers. The directors and officers of the Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

         (e) Conversion of Company Shares. At and as of the Effective Time:

                  (i) all Company Shares owned by Teiber shall be converted into the right to receive an amount equal to $3 million in common stock, $0.01 par value per share, of the Buyer (the "Buyer Shares") ("Teiber Buyer Shares"), in the manner hereinafter provided; and

                  (ii) all Company Shares owned by Oberstein shall be converted into the right to receive an amount equal to $1 million in Buyer Shares ("Oberstein Buyer Shares") (Teiber Buyer Shares and Oberstein Buyer Shares are collectively referred to herein as "Buyer Shares Consideration"), in the manner hereinafter provided;

provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.2(e) after the Effective Time.

         (f) Conversion of Capital Stock of the Subsidiary. At and as of the Effective Time, each share of common stock, $0.01 par value per share, of the Subsidiary shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

         2.3 Seller Consideration. Each Seller shall receive a number of Buyer Shares equal to the total value of consideration tendered in Buyer Shares divided by the share price of the Buyer Shares at the close of the market on the day prior to closing ("Buyer Shares Closing Price"), as set forth on Exhibit
2.3. An amount of Teiber Buyer Shares equal to $0.75 million and an amount of Oberstein Buyer Shares equal to $0.25 million (the "Escrow Shares"), based on the Buyer Shares Closing Price, shall be deposited for one year from the closing with the escrow agent referred to in Section 2.6(c) pursuant to the terms of the Escrow Agreement (as defined below).

         For illustrative purposes only, based upon a hypothetical Buyer Shares Closing Price of $20.00, below is a chart illustrating the Buyer Shares Consideration.

                            $ AMOUNT OF BUYER           HYPOTHETICAL BUYER                 RESULTING NUMBER OF
SELLERS                       CAPITAL STOCK            SHARES CLOSING PRICE                     BUYER SHARES
Teiber                          $3 million                   $20.00                       150,000
                                                                                          (37,500 of which would be
                                                                                          Escrow Shares)

Oberstein                       $1 million                   $20.00                       50,000
                                                                                          (12,500 of which would be
                                                                                          Escrow Shares)


         2.4 Certificates of Merger. Prior to the Closing, the Company and the Subsidiary will file or cause to be filed with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware the Certificates of Merger, along with any other necessary Governmental Authorizations, sufficient to effect the Merger.

         2.5 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Haynes and Boone, LLP, at 201 Main Street, Suite 2200, Fort Worth, Texas, at 10:00 a.m. (local time) on March 1, 2005 or at such other time and place as the parties may agree. Subject to the provisions of Article X, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.6 Closing Obligations. At the Closing:

         (a) the Company and the Sellers will deliver to the Buyer and the
Subsidiary:

                  (i) releases in the form of Exhibit 2.6(a)(i) executed by Sellers (collectively, "Sellers' Releases");

                  (ii) employment agreement in the form of Exhibit 2.6(a)(ii), executed by Oberstein (the "Employment Agreement");

                  (iii) consulting agreement in the from of Exhibit 2.6(a)(iii), executed by Teiber (the "Consulting Agreement");

                  (iv) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5);

                  (v) an opinion of David W. Hammer, dated the Closing Date, in the form of Exhibit 7.4(a);

                  (vi) a certificate executed by Sellers representing and warranting to Buyer that this Agreement and the Merger shall have received the approval of all of the Company Shareholders, in accordance with the Texas Business Corporation Act. Such certificate shall contain as an exhibit thereto the resolutions of the Company Shareholders, which approved this Agreement and the Merger;

                  (vii) certificates representing the Company Shares, for cancellation;

                  (viii) certificates representing all outstanding shares of capital stock of each Acquired Company, other than the Company, owned of record by the Company;

                  (ix) resignations by Teiber and Oberstein as officers and members of the Board of Directors of the Company, effective immediately prior to the Effective Time of the Merger;

                  (x) Oberstein Personal Goodwill Agreement in the form of
         Exhibit 2.6(a)(x), executed by Oberstein; and

                  (xi) Teiber Personal Goodwill Agreement in the form of Exhibit 2.6(a)(xi), executed by Teiber.

         (b) Buyer and the Subsidiary will deliver:

                  (i) Buyer Shares Consideration Closing Schedule in the form of
         Exhibit 2.3

                  (ii) certificates for the Buyer Shares Consideration (including the Escrow Shares) for transfer to the Sellers, representing the issuance of an amount of Buyer Shares as follows: an amount of Buyers Shares to Teiber equal to (A) the Buyer Shares Consideration less the Escrow Shares multiplied by (B) 75%; and an amount of Buyer Shares to Oberstein equal to (A) the Buyer Shares Consideration less the Escrow Shares multiplied by (B) 25%;

                  (iii) the Escrow Shares to the escrow agent referred to in
         Section 2.6(c);

                  (iv) a certificate to the Sellers executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's and Subsidiary's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                  (v) the Employment Agreement to Oberstein, executed by Buyer and Subsidiary;

                  (vi) the Consulting Agreement to Teiber, executed by Buyer and Subsidiary;

                  (vii) a release to the Sellers in the form of EXHIBIT 2.6(b)(vii) executed by Buyer and Subsidiary ("Buyer's and Subsidiary's Release");

                  (viii) a certificate to the Sellers executed by Buyer and Subsidiary representing and warranting to Sellers that this Agreement and the Merger shall have received the approval of the sole stockholder of Subsidiary, in accordance with the Delaware General Corporation Law. Such certificate shall contain as an exhibit thereto the resolutions of the sole stockholder of Subsidiary, which approved this Agreement and the Merger;

                  (ix) the Oberstein Personal Goodwill Agreement to Oberstein, executed by Buyer and Subsidiary; and

                  (x) the Teiber Personal Goodwill Agreement to Teiber, executed by Buyer and Subsidiary.


         (c) Buyer and Sellers will enter into an escrow agreement in the form of Exhibit 2.6(c) (the "Escrow Agreement") with the Frost National Bank, a national banking association.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLERS

         Each of the Sellers jointly and severally represent and warrant to Buyer as follows:

         3.1 Organization and Good Standing.

         (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list, for each Acquired Company, of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under material Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to so qualify would have a material adverse effect on its business, condition, prospects or properties.

         (b) The Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         3.2 Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by the Sellers of the Escrow Agreement, Oberstein of the Employment Agreement, Teiber of the Consulting Agreement and the Sellers of the Sellers' Releases (collectively, the "the Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of the respective Sellers, enforceable against the respective Sellers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The respective Sellers have all right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their respective obligations under this Agreement and the Sellers' Closing Documents. The Company has all corporate right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) (i) conflict with, or result in a violation of any provision of the Organizational Documents of the Acquired Companies; (ii) to the Knowledge of the Company or the Sellers, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company, may be subject; (iii) conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, suspend, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company; (iv) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

         Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         (c) The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity.

         3.3 Capitalization. The authorized equity securities of the Company consist of 25,000 shares of common stock, $10.00 par value per share, of which 2,560 shares are issued and outstanding and constitute the Company Shares. Sellers own all of the Company Shares and constitute all of the Company Shareholders. Teiber owns 1,920 Company Shares and Oberstein owns 640 Company Shares constituting all of the issued and outstanding Company Shares (collectively, the "Seller's Shares"). The Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Seller's Shares, free and clear of all Encumbrances. The Company has no other class or series of capital stock authorized, issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights or other contracts or commitments that could require any Acquired Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Acquired Companies. Except as set forth in Part 3.3 of the Disclosure Letter, with the exception of the Company Shares (which are owned by the Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances.

         No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         3.4 Financial Statements. The Sellers have delivered to Buyer: (a) an Interim Balance Sheet of the Acquired Companies as of January 31, 2005, and the related Interim Statements of Income and Retained Earnings for the eight months then ended, (b) compiled Balance Sheets of the Acquired Companies as of May 31, 2003 and 2004, respectively, and the related compiled Statements of Income and Retained Earnings for the fiscal years then ended and (c) compiled Balance Sheets of the Acquired Companies as of May 31, 2000, 2001 and 2002, respectively, and the related compiled Statements of Income and Retained Earnings, and Statement of Cash Flow for each of the fiscal years then ended. Except as set forth in Part 3.4 of the Disclosure Letter, such financial statements and notes, where applicable, fairly present the financial condition and the results of operations, changes in retained earnings, and cash flow of the Acquired Companies as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the financial statements of the Company.

         3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. The Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Sellers or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for the personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. Except as set forth in Part 3.6 of the Disclosure Letter, all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.

         3.7 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Except as set forth on Part 3.7 of the Disclosure Letter, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing

Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve with respect to the Accounts Receivable as reflected in the Interim Balance Sheet and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or, to the Knowledge of each of the Company and the Sellers, will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.7 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable

         3.8 Inventory. All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis.

         3.9 No Undisclosed Liabilities. To the Knowledge of each of the Company and the Sellers, the Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.10 Taxes.

         (a) The Acquired Companies have filed or caused to be filed (on a timely basis since 1999) all Tax Returns that are or were required to be filed by or with respect to any of them, pursuant to applicable Legal Requirements. The Sellers have delivered or made available to Buyer copies of, and Part 3.10 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1999. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Sellers or any Acquired Company, except such Taxes, if any, as are listed in Part 3.10 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

         (b) Part 3.10 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.10 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.10 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company for all taxable years since 1999, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.10 of the Disclosure Letter, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

         (c) Except as set forth on Part 3.10 of the Disclosure Letter, the charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.10 of the Disclosure Letter. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

         3.11 No Material Adverse Change. Since the date of the Interim Balance Sheet, January 31, 2005, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists, to the Knowledge of each of the Company and the Sellers, that may result in such a material adverse change.

         3.12 Employee Benefit Plans. Except as set forth in Part 3.12 of the Disclosure Letter, neither the Company nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "Multi-employer Plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans"), whether or not written, which could give rise to or result in the Company or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer. The Employee Benefit Plans are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by the Company under ERISA or the terms of the Employee Benefit Plans, or any other applicable law or agreement which could give rise to any liability of the Company, whether under ERISA, the IRC or other laws or agreements.

         3.13 Compliance with Legal Requirements; Governmental Authorizations.

         (a) Except as set forth in Part 3.13 of the Disclosure Letter, to the Knowledge of each of the Sellers and the Company, each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

         (b) Part 3.13 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter is valid and in full force and effect. Each Acquired Company owns or possesses all right, title and interest in and to all of the Governmental Authorizations that are necessary to enable it to carry on the business of such Acquired Company as presently conducted. Each Acquired Company has taken all necessary action to maintain such Governmental Authorizations. No loss or expiration of any such Governmental Authorization is threatened, pending or reasonably foreseeable.

         3.14 Legal Proceedings; Orders.

         (a) Except as set forth in Part 3.14 of the Disclosure Letter, there is no pending Proceeding (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of each of the Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
3.14 of the Disclosure Letter. The Proceedings listed in Part 3.14 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

         (b) Except as set forth in Part 3.14 of the Disclosure Letter: (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject; and (ii) each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

         3.15 Absence of Certain Changes and Events. Except as set forth in Part
3.15 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Organizational Documents of any Acquired Company;

         (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except as provided in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

         (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

         (f) entry into, termination of, or receipt of notice of termination of
(i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $10,000;

         (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

         (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $10,000;

         (i) material change in the accounting methods used by any Acquired Company; or

         (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         3.16 Contracts; No Defaults.

         (a) Part 3.16(a) of the Disclosure Letter contains a complete and accurate list, and the Sellers have delivered to Buyer true and complete copies, of all the material Contracts of each Acquired Company. Part 3.16(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under such Contracts, and the Acquired Companies' office where details relating to such Contracts are located.

         (b) Except as set forth in Part 3.16(b) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.16(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

         (c) Except as set forth in Part 3.16(c) of the Disclosure Letter:

                  (i) each Acquired Company is, and at all times since January 1, 1999 has been, in full compliance with all applicable material terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                  (ii) each other Person that has or had any obligation or liability under any material Contract under which an Acquired Company has or had any rights is, and at all times since January 1, 1999 has been, in full compliance with all applicable terms and requirements of such material Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (iv) no Acquired Company has given to or received from any other Person, at any time since January 1, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material Contract.

         (d) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.17 Insurance.

         (a) The Sellers have delivered to Buyer true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

         (b) Part 3.17(b) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years, a summary of the loss experience under each policy.

         (c) Except as set forth on Part 3.17(c) of the Disclosure Letter:

                  (i) All policies to which any Acquired Company is a party or that provide coverage to any Acquired Company, or any director or officer of an Acquired Company (A) are valid, outstanding, and enforceable; (B) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks to which the Acquired Companies are normally exposed; (C) are sufficient for compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound; and (D) will continue in full force and effect following the consummation of the Contemplated Transactions.

                  (ii) No Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                  (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

         3.18 Environmental Matters. Except as set forth in Part 3.18 of the disclosure letter:

         (a) Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Acquired Company and no Seller, with respect to the business of any Acquired Company, has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public interest, or
(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller, with respect to the business of any Acquired Company, or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (b) There are no pending or, to the Knowledge of the Sellers and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

         (c) No Seller or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (d) No Acquired Company, or any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

         (e) To the Knowledge of each of the Sellers and the Company, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

         (f) There has been no Release or, to the Knowledge of the Sellers and the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Sellers, any Acquired Company, or any other Person.

         (g) The Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.19 Employees.

         (a) Part 3.19 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

         (b) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with the Sellers or the Acquired Companies by any such employee or director. Except as set forth in Part 3.19 of the Disclosure Letter, to the Sellers' Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

         (c) Part 3.19 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.20 Labor Relations; Compliance. Since January 1, 1999, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1999, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, lockout or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters or (c) any application for certification of a collective bargaining agent. Each Acquired Company has complied in all respects, or such noncompliance shall not have a material adverse effect with regard to such Acquired

Company, with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and occupational safety and health. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.21 Intellectual Property.

         (a) Except as set forth in Part 3.21 of the Disclosure Letter, the Company (i) owns all the licenses, trademarks, tradenames, copyrights, marks, patents and applications for patents listed and attributed to it on Part 3.21(a) of the Disclosure Letter (the "Intellectual Property Assets"), (ii) neither owns nor uses any such items which are not listed in the Disclosure Letter, (iii) pays no royalties to anyone with respect to any such items, and (iv) has full and lawful right to bring actions for the infringement thereof. The Company owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, tradenames, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted.

         (b) Except as set forth on Part 3.21(b) of the Disclosure Letter, the Company has no Knowledge nor has received any notice to the effect that any service it provides or sells, or any process, method, part or material it employs in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another. There is no pending or Threatened claim or litigation action against the Company contesting its right to use or the validity of any of the trademarks or tradenames listed on Part 3.21(a) of the Disclosure Letter or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights thereunder or which would prevent the sale of any service provided or sold by it.

         3.22 Certain Payments. Since January 1, 1999, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         3.23 Disclosure.

         (a) No representation or warranty of the Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to either Seller that has specific application to either Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

         3.24 Relationships with Related Persons. No Seller or any Related Person of the Sellers or of any Acquired Company has, or since January 1, 1999 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. Except as set forth on Part 3.24 of the Disclosure Letter, no Seller or any Related Person of the Sellers or of any Acquired Company is, or since January 1, 1999, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Except as set forth in Part 3.24 of the Disclosure Letter, no Seller or any Related Person of the Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

         3.25 Brokers or Finders. The Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.26 Investment Intent. The Sellers are acquiring the Buyer Shares Consideration for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF BUYER AND THE SUBSIDIARY

         Buyer and the Subsidiary represent and warrant to Sellers as follows:

         4.1 Organization and Good Standing. Each of the Buyer and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is the owner of all outstanding shares of common stock of Subsidiary.

         4.2 Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer and Subsidiary, enforceable against Buyer and Subsidiary in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by Buyer and Subsidiary, as applicable, of the Escrow Agreement, the Employment

Agreement, the Consulting Agreement, and the Buyer's and Subsidiary's Release (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer and Subsidiary, as applicable, enforceable against Buyer and Subsidiary, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Buyer and Subsidiary has all corporate right, power, and authority to execute and deliver this Agreement and the applicable Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         (b) Except as set forth in Part 4.2 of the Buyer's Disclosure Letter, neither the execution and delivery of this Agreement by Buyer and Subsidiary nor the consummation or performance of any of the Contemplated Transactions by Buyer and Subsidiary will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of either Buyer's or Subsidiary's Organizational Documents;

                  (ii) any Legal Requirement or Order to which Buyer or Subsidiary may be subject; or

                  (iii) any Contract to which Buyer or Subsidiary is a party or by which Buyer or Subsidiary may be bound.

Except as set forth in Part 4.2 of the Buyer's Disclosure Letter, neither Buyer nor Subsidiary is, and neither Buyer nor Subsidiary will be required to, obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer or Subsidiary that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's and Subsidiary's Knowledge, no such Proceeding has been Threatened.

         4.4 Brokers or Finders. Buyer, Subsidiary and their respective officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.5 Buyer Shares Consideration. The Buyer Shares Consideration to be received by Sellers (i) have been duly authorized, and (ii) when issued, will be validly issued, fully paid, nonassessable, and not issued in violation of any preemptive rights or any applicable laws, rules or regulations. The Buyer Shares Consideration will, upon delivery thereof, be free and clear of all liens, charges, pledges, encumbrances, equities and claims whatsoever other than those created by Sellers.

                                   ARTICLE V

           COVENANTS OF SELLERS AND THE COMPANY PRIOR TO CLOSING DATE

         5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers and the Company will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access, at reasonable times, to each Acquired Company, its personnel, properties (including subsurface testing), contracts, books and records, and all other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         5.2 Operation of the Businesses of the Acquired Companies. Between the date of this Agreement and the Closing Date, Sellers and the Company will, and will cause each Acquired Company to:

         (a) conduct the business of such Acquired Company only in the Ordinary Course of Business and in accordance with all valid regulations, laws and orders of all Governmental Bodies;

         (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

         (c) confer with Buyer concerning operational matters of a material nature; and

         (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company, as reasonably requested by Buyer.

         5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers and the Company will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur.

         5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all consents identified in Part 4.2 of the Buyer's Disclosure Letter.

         5.5 Notification. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely. No notice given pursuant to this Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         5.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

         5.7 Best Efforts. Between the date of this Agreement and the Closing Date, each of the Sellers and the Company will use their Best Efforts to cause the conditions in Articles VII and VIII to be satisfied.

         5.8 Meeting of Company Shareholders.

         (a) As soon as practicable after the execution of this Agreement, at a meeting of the Board of Directors of the Company (or by written consent of all of the directors of the Company), the Board of Directors of the Company will approve the Contemplated Transactions, including the Agreement and the Merger, and will provide an affirmative recommendation to the shareholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of the Company shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (b) The Company will call a special meeting of its shareholders (the "Company Special Meeting"), as soon as practicable after the approval of the Board of Directors provided in Section 5.8(a) hereof (or provide written consent of all of the shareholders of the Company), in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger. Each of the Sellers and the Company shall use his, her or its best efforts to take all actions and to do all things necessary to consummate and make effective the Contemplated Transactions, including the Agreement and the Merger.

                                   ARTICLE VI

            COVENANTS OF BUYER AND SUBSIDIARY PRIOR TO CLOSING DATE

         6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer and Subsidiary will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, each of Buyer and Subsidiary will (a) cooperate with Seller with respect to all filings that Seller elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Seller in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer or Subsidiary to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         6.2 Best Efforts. Between the date of this Agreement and the Closing Date, each of Buyer and Subsidiary will use its Best Efforts to cause the conditions in Articles VII and VIII to be satisfied.

         6.3 Access. Between the date of this Agreement and the Closing Date, Buyer and Subsidiary shall provide to Sellers responses to the Sellers' reasonable due diligence requests.

         6.4 Meeting of Subsidiary Stockholders.

         (a) As soon as practicable after the execution of this Agreement, at a meeting of the Board of Directors of Subsidiary (or by written consent of all of the directors of Subsidiary), the Board of Directors of Subsidiary will approve the Contemplated Transactions, including the Agreement and the Merger, and will provide an affirmative recommendation to the stockholders of Subsidiary in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of the Subsidiary shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (b) Subsidiary will call a special meeting of its stockholder (the "Subsidiary Special Meeting"), as soon as practicable after the approval of the Board of Directors provided in Section 6.4(a) hereof (or provide written consent of the sole stockholder of Subsidiary), in order that the stockholder may consider and vote upon the adoption of this Agreement and the approval of the Merger. Such Subsidiary Special Meeting or written consent shall be held in accordance with and shall comply with all applicable provisions of the Delaware General Corporation Law. Buyer shall vote or cause to be voted all shares of common stock of Subsidiary owned by Buyer, along with all shares of common stock of Subsidiary over which Buyer has a proxy, at any meeting of the stockholders of the Subsidiary, and any and all adjournments thereof, or by written consent or otherwise, in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated herein and thereby. Each of Buyer and Subsidiary shall use its best efforts to take all actions and to do all things necessary to consummate and make effective the Contemplated Transactions, including the Agreement and the Merger.

                                   ARTICLE VII

      CONDITIONS PRECEDENT TO BUYER'S AND SUBSIDIARY'S OBLIGATION TO CLOSE

         The obligation of each of Buyer and Subsidiary to consummate the Merger and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1 Accuracy of Representations. Each of Sellers' and the Company's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         7.2 Sellers' Performance. Each of the covenants and obligations that Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         7.3 Consents. Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Part 4.2 of the Disclosure Letter, must have been obtained and must be in full force and effect.

         7.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

         (a) an opinion of David W. Hammer, dated the Closing Date, in the form of Exhibit 7.4(a);

         (b) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Article VII, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Merger Consideration.

         7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         7.8 Shareholder Approval. The Agreement and the Merger shall have received the approval of all of the Company Shareholders.


                                  ARTICLE VIII

                        CONDITIONS PRECEDENT TO COMPANY'S
                        AND SELLERS' OBLIGATION TO CLOSE

         The obligation of the Company and Sellers to consummate the Merger and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         8.1 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2 Buyer's Performance. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

         8.3 Consents. Each of the Consents identified in Part 4.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

         8.4 Additional Documents. Buyer must have caused the delivery to the Sellers of such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this
Article VIII, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Merger or the other transactions contemplated by this Agreement, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         8.6 Stockholder Approval. The Agreement and the Merger shall have received the approval of all of the stockholders of Subsidiary.


                                   ARTICLE IX

                                    EMPLOYEES

         9.1 Retention of Employees. Buyer shall cause the Surviving Corporation to make a good faith effort to retain the Company employees listed on Exhibit 9.1.

         9.2 Employee Benefits.

         (a) As of the Effective Time, the employees of each Acquired Company (the "Company Employees") shall continue employment with the Surviving Corporation and its subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and employee benefits, as in effect on the date hereof, with such changes as may occur before the Effective Time in the ordinary course of business consistent with past practice. Except as may be specifically required by applicable law or any agreement by which the Company is bound, the Surviving Corporation and its subsidiaries shall have the same right to terminate or change the conditions of any Company Employee's employment or to amend, modify or terminate any employee benefit plan, program or policy, as the Acquired Companies have on the date hereof.

         (b) Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall make available to the Company Employees employee benefit plans and programs which are either (i) the same as are made available to the employees of Buyer, on terms and conditions generally applicable to the employees of Buyer or (ii) no less favorable to the Company Employees than the terms and conditions of the Company Benefit Arrangements in which they were participating immediately prior to the Effective Time. Notwithstanding the foregoing, in no event shall any employee receive duplicate benefits with respect to any period of service. To the extent any employee benefit plan or program in which any Company Employee participates after the Effective Time (x) imposes any pre-existing condition limitation, such condition shall be waived if allowed by the appropriate insurance carrier or (y) imposes a waiting period, for purposes of eligibility or vesting, the Company Employees will receive credit for service with the Surviving Corporation prior to the Effective Time.

                                    ARTICLE X

                                   TERMINATION

         10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

         (b) (i) by Buyer if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

         (c) by mutual consent of Buyer and Sellers; or

         (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2005, or such later date as the parties may agree upon.

         10.2 Effect of Termination. Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                   ARTICLE XI

                            INDEMNIFICATION; REMEDIES

         11.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.6 and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of two (2) years. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         11.2 Indemnification and Payment of Damages by the Sellers. The Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, shareholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by the Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by the Sellers pursuant to this Agreement;

         (b) any Breach of any representation or warranty made by the Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to
Section 2.6(a)(iv) as having caused the condition specified in Section 7.1 not to be satisfied;

         (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

         (d) any Breach of any representation or warranty made by Oberstein in the Oberstein Personal Goodwill Agreement, which shall be executed contemporaneously with this Agreement; or

         (e) any Breach of any representation or warranty made by Teiber in the Teiber Personal Goodwill Agreement, which shall be executed contemporaneously with this Agreement.

         The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         11.3 Indemnification and Payment of Damages by the Sellers - Environmental Matters. In addition to the provisions of Section 11.2, the Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages

(including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

         (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

         (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Sellers or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by the Sellers or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

         Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 11.3. The procedure described in Section 11.10 will apply to any claim solely for monetary damages relating to a matter covered by this Section 11.3.

         11.4 Indemnification and Payment of Damages by the Sellers - Accounts Receivable. If any of the Accounts Receivable pursuant to Section 3.7 are not collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable (the "Uncollectible Accounts Receivable") and Buyer makes a successful Claim against the Escrow Shares based upon the Uncollectible Accounts Receivable, Buyer shall transfer, assign and convey the Uncollectible Accounts Receivable to the Sellers as is, with no warranties whatsoever and at no cost to the Sellers. The Sellers shall have the right to pursue the collection of the Uncollectible Accounts Receivable, and such gain or loss resulting therefrom shall be borne entirely by the Sellers. In addition to the provisions of Section 11.2, the Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired

Companies, and the other Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with the collection of the Uncollectible Accounts Receivable.

         11.5 Indemnification and Payment of Damages by the Sellers - Obsolete Inventory. Buyer shall have the right to inspect all inventory of the Acquired Companies pursuant to Section 3.8, and in its sole discretion, may declare inventory of the Acquired Companies to be obsolete (the "Obsolete Inventory"). In the event that Buyer makes a successful Claim against the Escrow Shares based upon the Obsolete Inventory, Buyer shall transfer, assign and convey the Obsolete Inventory to the Sellers as is, with no warranties whatsoever and at no cost to the Sellers. Sellers shall then have the right to dispose of the Obsolete Inventory, and such gain or loss resulting therefrom shall be borne entirely by the Sellers. Any such disposition of the Obsolete Inventory shall not violate the non-competition provisions of the Employment Agreement or Consulting Agreement. In addition to the provisions of Section 11.2, the Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with the disposition of the Obsolete Inventory.

         11.6 Indemnification and Payment of Damages by the Sellers - Undisclosed Liabilities. Sellers shall indemnify Buyer and the Acquired Companies for, and hold Buyer and the Acquired Companies harmless from and against, all liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         11.7 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, (d) any Breach of any representation or warranty made by Subsidiary in the Oberstein Personal Goodwill Agreement, which shall be executed contemporaneously with this Agreement or (e) any Breach of any representation or warranty made by Subsidiary in the Teiber Personal Goodwill Agreement, which shall be executed contemporaneously with this Agreement.

         11.8 Escrow. Upon notice to the Sellers specifying in reasonable detail the basis for such set-off, Buyer may give notice of a Claim (as defined in the Escrow Agreement) in such amount under the Escrow Agreement. Neither the exercise of nor the failure to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

         11.9 Procedure for Indemnification - Third Party Claims.

         (a) Promptly after receipt by an indemnified party under Section 11.2, 11.4, 11.5, 11.6 or (to the extent provided in the last sentence of Section 11.3) Section 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except and only to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in Section 11.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         11.10 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Expenses. Except as otherwise expressly provided in this Agreement, including Section 2.8, each party to this Agreement will bear its, his or her respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay his, her or its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         12.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer reasonably determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         12.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

         12.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


         Sellers:

                  Todd Teiber
                  2055 Luna Road, Suite 156
                  Carrollton, TX 75006
                  Facsimile No.: (972) 484-9006

                  Edward Oberstein
                  2055 Luna Road, Suite 156
                  Carrollton, TX 75006


         with a copy to:

                  David W. Hammer
                  4419 Landpiper Court
                  Dallas, TX 75287
                  Facsimile No.: (972) 250-6926

         Buyer:
                  Craftmade International, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: Brad D. Heimann
                  Facsimile No.: (972) 304-3754

         with a copy to:
                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 347-6650

         Subsidiary:
                  Teiber Lighting Products, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: Brad D. Heimann
                  Facsimile No.: (972) 304-3754

         with a copy to:
                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 347-6650

         Company:
                  Bill Teiber Co., Inc.
                  2055 Luna Road, Suite 156
                  Carrollton, TX 75006
                  Attention: Todd Teiber
                  Facsimile No.: (972) 484-9006

         12.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         12.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The rights of the parties hereunder are in addition to all other rights provided by law. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements (including the Letter of Intent) between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         12.9 Disclosure Letter.

         (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.10 Assignments, Successors, and No Third-party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer (other than Buyer's obligation to issue the Buyer Shares). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12.12 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         12.14 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         12.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



Attest:                                      CRAFTMADE INTERNATIONAL, INC.,
                                             a Delaware corporation

By:    /s/ Brad D. Heimann
Name:  Brad D. Heimann
Title: Secretary                             By:    /s/ James R. Ridings

                                             Name:  James R. Ridings
                                             Title: President, Chief Executive
                                                    Officer and Chairman of the
                                                    Board of Directors



Attest:                                      TEIBER LIGHTING PRODUCTS, INC.,
                                             a Delaware corporation
By:    /s/ Brad D. Heimann
Name:  Brad D. Heimann
Title: Secretary
                                             By:    /s/ James R. Ridings
                                             Name:  James R. Ridings
                                             Title: President



Attest:                                      BILL TEIBER CO., INC.,
                                             a Texas corporation
By:    /s/ Edward Oberstein
Name:  Edward Oberstein
Title: Secretary
                                             By:    /s/ Todd Teiber
                                             Name:  Todd Teiber
                                             Title: President



                                             /s/ Todd Teiber
                                             ----------------------------------
                                             Todd Teiber, individually

                                             /s/ Edward Oberstein
                                             ----------------------------------
                                             Edward Oberstein, individually

                            FORM OF DISCLOSURE LETTER



Craftmade International, Inc.
650 South Royal Lane
Suite 100
P.O. Box #1037
Coppell, Texas 75019-1037


Ladies and Gentlemen:

         We refer to the Merger Agreement (the "Agreement") to be entered into today among the undersigned individuals ("Sellers"), Craftmade International, Inc., a Delaware corporation ("Buyer"), Teiber Lighting Products, Inc., a Delaware corporation ("Subsidiary"), and Bill Teiber Co., Inc., a Texas corporation (the "Company") pursuant to which Company is to merge with and into Subsidiary, with Subsidiary being the surviving corporation, as provided in the Agreement.

          This letter constitutes the Disclosure Letter referred to in Article I of the Agreement. The representations and warranties of Sellers in Article III of the Agreement are made and given subject to the disclosures in this Disclosure Letter. The disclosures in this Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

          Terms defined in the Agreement are used with the same meaning in this Disclosure Letter. References to Appendices are to the Appendices to this Disclosure Letter.

          By reference to Article III of the Agreement (using the numbering in such Articles), the following matters are disclosed:

                                    * * * * *

                                             Very truly yours,




                                             Todd Teiber, individually




                                             Edward Oberstein, individually



                                             BILL TEIBER CO., INC.,
                                             a Texas corporation



                                             By:
                                             Name: Todd Teiber
                                             Title:   President

         Buyer and Subsidiary acknowledge receipt of the Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).



                                             Dated:

                                             CRAFTMADE INTERNATIONAL, INC.,
                                             a Delaware corporation



                                             By:
                                             Name:  James R. Ridings
                                             Title: President, Chief Executive
                                                    Officer and Chairman of the
                                                    Board of Directors



                                             TEIBER LIGHTING PRODUCTS, INC.,
                                             a Delaware corporation



                                             By:
                                             Name:  James R. Ridings
                                             Title: President

                        FORM OF BUYER'S DISCLOSURE LETTER



Todd Teiber
2055 Luna Road, Suite 156
Carrollton, TX 75006

Edward Oberstein
2055 Luna Road, Suite 156
Carrollton, TX 75006

Gentlemen:

         We refer to the Merger Agreement (the "Agreement") to be entered into today among Todd Teiber and Edward Oberstein (collectively, "Sellers"), Craftmade International, Inc. ("Buyer"), Teiber Lighting Products, Inc., a Delaware corporation ("Subsidiary"), and Bill Teiber Co., Inc., a Texas corporation (the "Company") pursuant to which Company is to merge with and into Subsidiary, with Subsidiary being the surviving corporation, as provided in the Agreement.

          This letter constitutes the Buyer's Disclosure Letter referred to in
Article I of the Agreement. The representations and warranties of Buyer and Subsidiary in Article IV of the Agreement are made and given subject to the disclosures in this Disclosure Letter. The disclosures in this Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

          Terms defined in the Agreement are used with the same meaning in this Disclosure Letter. References to Appendices are to the Appendices to this Disclosure Letter.

          By reference to Article IV of the Agreement (using the numbering in such Article), the following matters are disclosed:

                                    * * * * *

                                             Very truly yours,



                                             CRAFTMADE INTERNATIONAL, INC.,
                                             a Delaware corporation



                                             By:
                                             Name:  James R. Ridings
                                             Title: President, Chief Executive
                                                    Officer and Chairman of the
                                                    Board of Directors



                                             TEIBER LIGHTING PRODUCTS, INC.,
                                             a Delaware corporation



                                             By:
                                             Name:  James R. Ridings
                                             Title: President

         Sellers acknowledge receipt of the Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).



                                             Dated:




                                             Todd Teiber




                                             Edward Oberstein

                                                                     EXHIBIT 2.1




FORM OF CERTIFICATES OF MERGER

                              CERTIFICATE OF MERGER

                                       OF

                              BILL TEIBER CO., INC.
                              (A TEXAS CORPORATION)

                                  WITH AND INTO

                         TEIBER LIGHTING PRODUCTS, INC.
                            (A DELAWARE CORPORATION)

                                   ----------

                         Pursuant to Section 252 of the
                             General Corporation Law
                            of the State of Delaware

                                   ----------

         Teiber Lighting Products, Inc., a Delaware corporation, hereby certifies the following information relating to the merger of Bill Teiber Co., Inc., a Texas corporation with and into Teiber Lighting Products, Inc. (the "MERGER"):


         1. The name and state of incorporation of the constituent corporations are: Teiber Lighting Products, Inc., a corporation organized and existing under the laws of the State of Delaware ("TLP") and Bill Teiber Co., Inc., a corporation organized and existing under the laws of the State of Texas ("BTC") (together, the "CONSTITUENT CORPORATIONS").

         2. An Agreement and Plan of Merger, dated as of March 1, 2005, between the Constituent Corporations (the "MERGER AGREEMENT"), was approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252 of the General Corporation Law of the State of Delaware.

         3. Upon consummation of the Merger, the name of the surviving corporation will be Teiber Lighting Products, Inc.

         4. The Certificate of Incorporation of TLP shall be the Certificate of Incorporation of the surviving corporation.

         5. The executed Merger Agreement is on file at the principal place of business of the surviving corporation at 650 South Royal Lane, Suite 100, Coppell, Texas 75019.

         6. A copy of the Merger Agreement will be furnished by the surviving corporation, upon request and without cost, to any stockholder of any of the Constituent Corporations.

         7. The authorized capital stock of the Constituent Corporations that are not corporations domiciled in Delaware is as follows:


NAME OF CORPORATION            NUMBER AND CLASS OF SHARES               PAR VALUE PER SHARE
-------------------            --------------------------               -------------------
       BTC                    25,000 shares of Common Stock                   $10.00


         8. The effective date of the Merger shall be the date on which this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as of the 1st day of March, 2005.


                                             TEIBER LIGHTING PRODUCTS, INC.,
                                             a Delaware corporation



                                             By:
                                                -------------------------------
                                             Name:  James R. Ridings
                                             Title: President

                                             BILL TEIBER CO., INC.,
                                             a Texas corporation



                                             By:
                                                -------------------------------
                                             Name:  Todd Teiber
                                             Title: President

                               ARTICLES OF MERGER
                        COMBINATION OF MULTIPLE ENTITIES

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), the undersigned corporations certify the following articles of merger adopted for the purpose of effecting a merger in accordance with the provisions of Part Five of the TBCA.

         1. The name of each of the undersigned corporations that are a party to the Agreement and Plan of Merger (the "Plan of Merger"), the type of such corporation or other entity and the laws under which such corporation was organized are:


         Name of Corporation                   Type of Entity                     State
         -------------------                   --------------                     -----
         Bill Teiber Co., Inc.                 corporation                        Texas

         Teiber Lighting Products, Inc.        corporation                        Delaware


         2. The Plan of Merger was adopted and approved in accordance with the provisions of Article 5.03 of the TBCA providing for the combination of Bill Teiber Co., Inc., a Texas corporation ("BTC"), and Teiber Lighting Products, Inc., a Delaware corporation ("TLP") and resulting in TLP being the surviving corporation in the merger.

         3. An executed copy of the Plan of Merger is on file at the principal place of business of TLP at 650 South Royal Lane, Suite 100, Coppell, Texas 75019 and a copy of the Plan of Merger will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to the Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

         4. Upon the effective time of the merger, no amendments to the Articles of Incorporation of TLP are desired to be effected by the merger.

         5. As to BTC, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:

                                                                                Number of Shares
                                     Number of                                  Entitled to Vote
Name of Corporation              Shares Outstanding        Class or Series     as a Class or Series
-------------------              ------------------        ---------------     --------------------
Bill Teiber Co., Inc.                   2,560               Common Stock              N/A

         6. As to TLP, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:

                                                                                Number of Shares
                                      Number of                                 Entitled to Vote
Name of Corporation              Shares Outstanding        Class or Series     as a Class or Series
-------------------              ------------------        ---------------     --------------------
Teiber Lighting Products, Inc.          1,000               Common Stock              N/A

         7. As to the undersigned corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan of Merger, are as follows:

                                                                                                     Number of Shares
                                                                                                   Entitled to Vote as
                                                                                                    a Class or Series
                                                                                                   -------------------
           Name of                   Total              Total                                      Voted        Voted
         Corporation               Voted For        Voted Against        Class or Series            For        Against
         -----------               ---------        -------------        ---------------           -----       -------
Bill Teiber Co., Inc.                2,560                0               Common Stock              N/A          N/A

Teiber Lighting Products,            1,000                0               Common Stock              N/A          N/A
Inc.

         8. TLP shall assume all franchise tax liabilities of BTC and shall file any and all documents with the Texas Comptroller necessary for the assumption by TLP of any and all of the franchise tax liabilities of BTC.

         9. The Plan of Merger and the performance of its terms were duly authorized by all action required by the laws under which each foreign corporation that is a party to the Plan of Merger was incorporated and by its constituent documents.


                                    * * * * *

Dated: March 1, 2005

                                             TEIBER LIGHTING PRODUCTS, INC.,
                                             a Delaware corporation



                                             By:
                                                -------------------------------
                                             Name:  James R. Ridings
                                             Title: President

                                             BILL TEIBER CO., INC.,
                                             a Texas corporation



                                             By:
                                                -------------------------------
                                             Name:  Todd Teiber
                                             Title: President

                                  EXHIBIT 2.3

BUYER SHARES CONSIDERATION CLOSING SCHEDULE


                            $ AMOUNT OF BUYER            BUYER SHARES                    RESULTING NUMBER OF
    SELLERS                    CAPITAL STOCK             CLOSING PRICE                       BUYER SHARES
    -------                 -----------------            -------------                   -------------------
Teiber                          $3 million                   $21.01                       142,789
                                                                                          (35,697 of which are Escrow
                                                                                          Shares)

Oberstein                       $1 million                   $21.01                       47,596
                                                                                          (11,899 of which are Escrow
                                                                                          Shares)

                               EXHIBIT 2.6(a)(i)

SELLERS' RELEASES

         This Release is being executed and delivered in accordance with Section 2.6(a)(i) of the Merger Agreement dated as of March 1, 2005 (the "Agreement") by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Teiber Lighting Products, Inc., a Delaware corporation ("Subsidiary"), Bill Teiber Co., Inc., a Texas corporation (the "Company") and Todd Teiber ("Teiber") and Edward Oberstein ("Oberstein") (Teiber and Oberstein are collectively referred to herein as the "Sellers"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Each Seller acknowledges that execution and delivery of this Release is a condition to Buyer's and Subsidiary's obligation to consummate the Merger pursuant to the Agreement and that Buyer and Subsidiary are relying on this Release in consummating such Merger.

         Each Seller, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer and Subsidiary to consummate the Merger pursuant to the Agreement, hereby agrees as follows:

         Each Seller, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Buyer, Subsidiary, the Company and each of the other Acquired Companies, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, shareholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company or any other Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer and Subsidiary arising under the Agreement, Employment Agreement, Consulting Agreement, or the Agreements for the Purchase and Sale of Personal Goodwill by and among Subsidiary and each of Todd Teiber and Edward Oberstein.

         Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Sellers or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Sellers or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Texas without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 1st day of March, 2005.




                                             /s/ Todd Teiber
                                             ----------------------------------
                                             Todd Teiber



                                             /s/ Edward Oberstein
                                             ----------------------------------
                                             Edward Oberstein

                               EXHIBIT 2.6(a)(ii)

EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of March 1, 2005 by Teiber Lighting Products, Inc. a Delaware corporation (the "Employer"), Edward Oberstein, an individual resident in Collin County (the "Executive") and Craftmade International, Inc., a Delaware corporation ("Craftmade").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Craftmade is acquiring Bill Teiber Co., Inc., a Texas corporation doing business as Teiber Lighting Products ("Teiber Lighting"), through a merger (the "Merger") of Teiber Lighting with and into Employer, pursuant to a Merger Agreement dated as of March 1, 2005, among Craftmade, Employer, Executive, Todd Teiber and Teiber Lighting (the "Merger Agreement"). Craftmade and the Employer desire the Executive's continued employment with Employer, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I.

         "Basic Compensation"--Salary and Benefits.

         "Board of Directors"--the board of directors of the Employer.

         "Confidential Information"--information that is used in either the Employer's business or in Craftmade's business and

         (a) is proprietary to, about or created by the Employer or Craftmade;

         (b) gives the Employer or Craftmade some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Employer or Craftmade;

         (c) is not typically disclosed to non-employees by Employer or Craftmade, or otherwise is treated as confidential by the Employer or Craftmade; or

         (d) is designated as Confidential Information by the Employer or Craftmade or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential to the Employer or Craftmade and shall include, but is not limited to:

                  (1) Customer lists and prospect lists developed by Employer and Craftmade;

                  (2) Information regarding the Employer and Craftmade's customers which Executive acquired as a result of Executive's employment with the Employer, including but not limited to (i) customer history, names and contact information, (ii) contact database, (iii) call reports, (iv) contracts, purchase orders, and agreements, (v) customer requirements, preferences, and specifications, (vi) customer financial information, and (vii) ad material;

                  (3) Information related to the Employer and Craftmade's business, including but not limited to (i) marketing strategies and plans, (ii) operating policies, manuals and procedures, (iii) pricing and pricing strategies, (iv) business plans, strategies and designs, (v) pending projects and proposals, (vi) sales, (vii) profits, (viii) production numbers, (ix) proprietary production processes, (x) price lists, quotes and quotas, (xi) engineering drawings, product specifications, (xii) test documents, and (xiii) other business and financial information of the Employer;

                  (4) Information regarding the Employer and Craftmade's computer and technical programs that Executive acquired as a result of his employment, including but not limited to (i) computer processes, (ii) computer programs, codes, and passwords, and (iii) proprietary technical information such as formulas and specifications;

                  (5) Information regarding the Employer and Craftmade's vendors that Executive acquired as a result of his employment, including but not limited to, product and service information, vendor lists, pricing lists and other information regarding the business activities of such vendors;

                  (6) Training materials developed by and provided to Executive by Employer and Craftmade;

                  (7) Any other information that Executive acquired as a result of Executive's employment with Employer and/or Craftmade and which Executive has a reasonable basis to believe Employer and Craftmade would not want disclosed to a business competitor or to the general public.

Confidential Information shall not include information publicly known (other than as a result of a direct or indirect disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

         "Effective Date"--the date stated in the first paragraph of the Agreement.

         "Employment Period"--the term of the Executive's employment under this Agreement.

         "Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         "person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "Post-Employment Period"--for purposes of Section 8.2, the two-year period beginning on the date of termination of the Executive's employment with the Employer.

                                   ARTICLE II

                           EMPLOYMENT TERMS AND DUTIES

         2.1 Employment. The Employer hereby employs the Executive commencing as of the Effective Date, and the Executive hereby accepts employment by the Employer commencing as of the Effective Date, upon the terms and conditions set forth in this Agreement.

         2.2 Term. Subject to the provisions of Article VI, the term of the Executive's employment under this Agreement will initially be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for two additional one-year terms (the "First Additional Term" and the "Second Additional Term," respectively), unless the Executive provides written notice of election not to renew at least 45 days before the commencement of the First Additional Term and the Second Additional Term, respectively.

         2.3 Duties. The Executive will initially serve as Vice President of the Employer and will have such duties as are typically commensurate with such position, subject to the assignment or delegation of duties by the Board of Directors or Chief Executive Officer of Employer. Except as set forth in the following sentence, the Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Employee will be allowed to continue in his current capacity with TOCOR, Inc., so long as such activities do not adversely affect his duties or performance with the Company and as long as TOCOR, Inc. is not a competitor of the Company or Craftmade. Executive shall operate primarily out of Craftmade's executive office, currently in Coppell, Texas.

                                   ARTICLE III

                                  COMPENSATION

         3.1 Basic Compensation.

         (a) Salary. The Executive will be paid an annual salary of $200,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted upward in the sole discretion of the Board of Directors.

         (b) Bonus. The Chief Executive Officer of Employer will review the performance of the Executive not less frequently than annually, and the Chief Executive Officer of Employer shall provide for an annual bonus to the Executive (the "Bonus") based on the performance of the Employer; such standards for the performance of Employer shall be comparable to those standards established concerning the receipt of any bonus by similarly situated executives of the Employer or Craftmade.

         (c) Benefits. The Executive will, during the Employment Period, be entitled to such pension, profit sharing, life insurance, hospitalization, major medical, disability and other employee benefits of the Employer or Craftmade that may be in effect from time to time, to the extent the executive is eligible under the terms of those plans (collectively, the "Benefits").


                                   ARTICLE IV

                             FACILITIES AND EXPENSES

         The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

                                    ARTICLE V

                             VACATIONS AND HOLIDAYS

         The Executive will be entitled to the amount of paid vacation as is provided to similarly situated executives of the Employer or Craftmade, in accordance with the vacation policies of the Employer or Craftmade in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer of Employer. The Executive will also be entitled to the paid holidays set forth in the Employer's or Craftmade's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.


                                   ARTICLE VI

                                   TERMINATION

         6.1 Events of Termination. The Employment Period, the Executive's Basic Compensation, the Executive's Bonus and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Article VI):

         (a) upon the death of the Executive;

         (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

         (c) upon termination of the Executive for Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

         (d) upon termination by the Executive for Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer;

         (e) upon termination of the Executive without Cause; or

         (f) upon termination by the Executive for other than Good Reason.

         6.2 Definition of Disability. The Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this
Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a




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

medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3 Definition of "Cause". "Cause" means: (a) the Executive's material breach of this Agreement; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a business opportunity of the Employer or Craftmade, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer or Craftmade; (d) the misappropriation (or attempted misappropriation) of any of the Employer's or Craftmade's funds or property; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         6.4 Definition of "Good Reason". The phrase "Good Reason" means any of the following: (a) the Employer's or Craftmade's material breach of this Agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; (c) the relocation of the Employee outside of the continental United States; or (d) any material reduction in Benefits.

         6.5 Termination Pay. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of (i) all claims the Executive may have against the Employer or Craftmade, or any of its affiliates, arising out of or pursuant to this Agreement and (ii) all claims the Employer or Craftmade may have against the Executive arising out of or pursuant to this Agreement. For purposes of this
Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.



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

         (a) Termination by the Executive for Good Reason or Termination by the Employer Without Cause. If the Executive terminates this Agreement for Good Reason or if Employer terminates this Agreement without Cause, the Employer will pay the Executive (i) the Executive's Salary for the remainder, if any, of the Initial Term, or the First Additional Term or the Second Additional Term, as applicable, (ii) the value of any accrued but unpaid or unused vacation or sick leave for the calendar year and (iii) that portion of the Executive's Bonus, if any, for the Fiscal Year during which the termination is effective, prorated through the date of termination.

         (b) Termination by the Employer for Cause or Termination by the Executive Without Good Reason. If the Employer terminates this Agreement for Cause or if the Executive terminates this Agreement for other than Good Reason, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Bonus for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under
Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

         (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's Bonus, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

         (e) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Notwithstanding the preceding, the Executive shall be entitled to receive all accrued but unpaid salary, Benefits and vacation pay upon the termination of this Agreement.

         6.6 Exclusive Remedy. The compensation provided in this Article VI shall constitute the sole and exclusive remedy of Employee in connection with his termination of employment and shall be in lieu of all other amounts and in settlement and complete release of all claims the Employee may have against the Employer. Upon any termination of employment, the Employee shall execute a general release of all claims against Employer in form and substance reasonably satisfactory to Employer.



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

                                   ARTICLE VII

                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1 Confidential Information. Upon Executive's execution of this Agreement, Employer and Craftmade agree that they will immediately provide Executive with specialized knowledge and training regarding the business in which the Employer and Craftmade are involved, and will immediately provide Executive with Confidential Information and trade secrets of the Employer and Craftmade. Employer and Craftmade also agree to provide Executive with Confidential Information on an on-going basis.

         Executive understands and acknowledges that (a) such Confidential Information has been developed and/or acquired by the Employer and Craftmade through the expenditure of substantial time, effort and money, (b) such Confidential Information gives Employer and Craftmade a competitive advantage over others who do not have this information, (c) Employer and Craftmade would be irreparably harmed if the Confidential Information were disclosed to any third-party; (d) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer and Craftmade desire to obtain exclusive ownership of all Work Product as defined in Section 7.2(b), and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of all Work Product; (e) Craftmade has required that the Executive make the covenants in this Article VII as a condition to the Merger; and (f) the provisions of this Article VII are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Work Product.

         7.2 Disclosure of Confidential Information and Return of Company Property. In exchange for the Employer and Craftmade's promises to provide Executive with specialized training and Confidential Information, Executive agrees that he will hold all Confidential Information of the Employer and Craftmade in trust for Employer and will not: (a) use the information for any purpose other than the benefit of Employer; or (b) disclose to any person or entity any Confidential Information of Employer or Craftmade except as necessary during Executive's employment with Employer to perform services on behalf of Employer.

          To execute and enforce the terms of this Article VII, Executive covenants as follows:

         (a) Confidentiality.

                  (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except (A) with the specific prior written consent of the Employer and Craftmade, (B) as necessary to carry out the Executive's duties under this Agreement or (C) except as otherwise expressly permitted by the terms of this Agreement.

                  (ii) Any trade secrets of the Employer and Craftmade will be entitled to all of the protections and benefits under applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by the Executive.

                  (iv) The Executive will not remove from the Employer or Craftmade's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer and Craftmade) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer and Craftmade. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                  (v) Executive will take reasonable steps to safeguard all Confidential Information and prevent its disclosure to unauthorized persons.

         (b) Ownership of Information, Inventions, and Original Works. Any and all work product, information, inventions, original works of authorship, ideas, concepts, photographs, illustrations, writings, designs, computer software, formulations, know-how, trade secrets, discoveries, developments, modifications, improvements, processes, procedures and/or techniques that Executive may make, conceive, create, discover, develop, or reduce to practice, either solely by Executive or jointly with any other person or persons, during Executive's employment, whether or not during working hours, and which directly or indirectly:

                  (i) are useful in connection with any business now or hereafter carried on or contemplated by the Employer or Craftmade, including developments or expansions of its present fields of operations; or

                  (ii) relate to matters within the scope, field, duties or responsibility of Executive's employment with the Employer or Craftmade; or

                  (iii) are based on Executive's knowledge of the actual or anticipated business or interest of the Employer or Craftmade; or




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

                  (iii) are aided by the use of time, materials, facilities or information of the Employer or Craftmade,

(collectively referred to as "Work Product"), are the sole and exclusive property of the Employer and Craftmade, and Executive shall promptly disclose all such Work Product to the Employer.

Executive shall maintain adequate written records of Work Product, in such format specified by Employer, and such records will be available to and remain the sole property of the Employer at all times.

Executive assigns to Employer, without further compensation, all right, title and interest in and to all Work Product in all countries of the world. Executive recognizes that all Work Product, made, created, conceived, discovered, developed, or reduced to practice by Executive either solely or jointly with any other person or persons, within one (1) year after termination of employment (voluntary or otherwise), are likely to have been conceived in significant part either while employed by the Employer or Craftmade or as a direct result of knowledge Executive had of proprietary information. Accordingly, Executive agrees that such Work Product shall be deemed to be owned by Employer under the terms of the Agreement, unless clearly proved by Executive to have been conceived after such termination.

Without further compensation or reimbursement, Executive shall take all actions necessary so that Employer can prepare and present applications for copyright or patent therefore, and can secure such copyright or patents wherever possible, as well as reissue renewals, and extensions thereof, and can obtain the record title to such copyright or patents.

Executive acknowledges that Employer or Craftmade from time to time may have agreements with other persons or entities that impose obligations or restrictions on the Employer or Craftmade regarding Work Product made during the course of work there under or regarding the confidential information of such other parties or entities. Executive agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Employer or Craftmade.

         7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. To the extent permitted by law, all pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.




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                                  ARTICLE VIII

                        NON-COMPETITION, NON-SOLICITATION
                              AND NON-INTERFERENCE

         8.1 Acknowledgment of the Executive. The Executive acknowledges that:
(a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is international in scope and its products are marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; (d) Craftmade has required that the Executive make the covenants set forth in this Article VIII as a condition to the Merger; and (e) the provisions of this Article VIII are reasonable and necessary to protect the Employer's business.

         8.2 Covenant Not to Compete. In order to protect Employer and Craftmade's Confidential Information, it is necessary to enter into the following restrictive covenant. Thus, Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products, services or activities compete in whole or in part with the products, services or activities of the Employer, Craftmade or any affiliate of the Employer or Craftmade, anywhere in the world; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) during the Post-Employment Period, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products, services or activities compete in whole or in part with the products, services or activities of the Employer, Craftmade or any affiliate of the Employer or Craftmade in the market areas utilized by the Employer, Craftmade or any affiliate of the Employer or Craftmade on the last day of the Employment Period, which includes, but is not limited to, markets in the United States; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (c) whether for the Executive's own account or for the account of any other person, at any


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

time during the Employment Period and the Post-Employment Period, solicit business of the same product lines being carried by the Employer, Craftmade or any affiliate of the Employer or Craftmade in the same market areas as the Employer, Craftmade or any affiliate of the Employer or Craftmade, from any person known by the Executive to be a customer of the Employer, Craftmade or any affiliate of the Employer or Craftmade, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

         (d) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Employer, Craftmade or any affiliate of the Employer or Craftmade or in any manner induce or attempt to induce any employee of the Employer, Craftmade or any affiliate of the Employer or Craftmade to terminate his employment with the Employer, Craftmade or any affiliate of the Employer or Craftmade; or (ii) at any time during the Employment Period and the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer, Craftmade or any affiliate of the Employer or Craftmade; or

         (e) at any time during or after the Employment Period, disparage the Employer, Craftmade or any of their shareholders, directors, officers, employees, or agents.

         If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

         The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. Craftmade or the Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this




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Agreement (including any provision of Articles VII and VIII) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

         9.2 Covenants of Articles VII and VIII Are Essential and Independent Covenants. The covenants by the Executive in Articles VII and VIII are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, Craftmade would not have consented to the Merger and Craftmade would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

         The Executive's covenants in Articles VII and VIII are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against Craftmade, will not excuse the Executive's breach of any covenant in Articles VII or VIII.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Articles VII and VIII.

         9.3 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         9.4 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement




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

can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6 Successors and Assignment. This Agreement, including without limitation Articles VII and VIII, shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         9.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:
                  Teiber Lighting Products, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: Brad D. Heimann
                  Facsimile No.: (972) 304-3754

         Executive:
                  Edward Oberstein
                  2055 Luna Road, Suite 156
                  Carrollton, TX 75006

         Craftmade:
                  Craftmade International, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: Brad D. Heimann
                  Facsimile No.: (972) 304-3754



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

         with a copy to:
                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 348-2303

         9.8 Entire Agreement; Amendments. This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         9.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.11 Section and Article Headings, Construction. The headings of Sections and Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" and "Article" or "Articles" refer to the corresponding Section or Sections and Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



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

         9.14 Dispute Resolution. Subject to the Company's right to seek injunctive relief in court as provided in Section 9.1 of this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this
Section 9.14, to arbitration.

                  (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $50,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty
         (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                  (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                           (i) The arbitration proceedings shall be held in
                  Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                           (ii) The arbitrators shall be and remain at all times
                  wholly independent and impartial;

                           (iii) The arbitration proceedings shall be conducted
                  in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;




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

                           (iv) Any procedural issues not determined under the
                  arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                           (v) The costs of the arbitration proceedings
                  (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                           (vi) The decision of the arbitrators shall be reduced
                  to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                           (vii) The award shall include interest from the date
                  of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

                           (viii) Judgment upon the award may be entered in any
                  court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         9.15 Guarantee of Performance. In the event that Employer fails to comply with any of its obligations pursuant to this Agreement, Craftmade shall use its best efforts to fulfill such obligations of Employer.

                                    * * * * *



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



         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                     EXECUTIVE:



                                     /s/ Edward Oberstein
                                     -------------------------------------------
                                     Edward Oberstein



                                     CRAFTMADE INTERNATIONAL, INC.



                                     By:  /s/ James R. Ridings
                                         ---------------------------------------
                                     Name:  James R. Ridings
                                     Title: Chairman of the Board, President
                                            and Chief Executive Officer



                                     TEIBER LIGHTING PRODUCTS, INC.



                                     By:  /s/ James R. Ridings
                                         ---------------------------------------
                                     Name:  James R. Ridings
                                     Title: President




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



                              EXHIBIT 2.6(a)(iii)

CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is effective as of the 1st day of March, 2005, by and among Teiber Lighting Products, Inc., a Delaware corporation (the "Company"), Craftmade International, Inc., a Delaware corporation ("Craftmade"), and Todd Teiber, an individual resident in Collin County ("Consultant").

                                    RECITALS

         WHEREAS, concurrently with the execution and delivery of this Agreement, Craftmade is acquiring all of the outstanding capital stock of Bill Teiber Co., Inc., a Texas corporation doing business as Teiber Lighting Products ("Teiber Lighting"), through a merger (the "Merger") of Teiber Lighting with and into the Company, pursuant to a Merger Agreement dated as of March 1, 2005 among Craftmade, the Company, Consultant, Edward Oberstein and Teiber Lighting (the "Merger Agreement").

         WHEREAS, the Company recognizes the knowledge and experience of Consultant and desires to secure the services of Consultant with respect to the operations of the Company; and

         WHEREAS, Consultant desires to perform such services for the Company, all on the terms and conditions as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Duties of Consultant.

         (a) Consultant shall, from time to time upon the request of the Company and subject to the terms hereof, render assistance, advice, and consultation to the Company concerning the conduct of the business of the Company (collectively, the "Services"). The Services shall include, but shall not be limited to, (i) providing design support services; (ii) the education and instruction of the Company's employees with the business as conducted by the Company; and (iii) investigation, analysis, and the preparation of recommendations and advice concerning purchasing, sales, marketing, organization, management, operations, and personnel issues of concern to the Company.

         (b) Consultant shall perform such duties in Coppell, Texas, or at such other place or places as Company may, from time to time, reasonably deem appropriate.

         (c) Consultant shall be available to perform services under this Agreement on such days during the Term (as defined below) as reasonably requested by the Company.



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

         2. Compensation.

         (a) The Consultant will be paid an annual consulting fee of $100,000.00, which will be payable in equal monthly installments.

         (b) The Consultant will be paid royalties on certain future products absorbed into the Company's product offering, pursuant to Craftmade's normal royalty agreements.

         3. Independent Contractor Status.

         (a) The parties hereby terminate as of the effective date of this Agreement all prior relationships between them and hereby create the relationship of the Company and independent contractor. The parties (i) acknowledge and covenant that Consultant is an independent contractor and will act exclusively as an independent contractor and not as an employee of the Company or Craftmade in performing the duties assigned hereunder, and (ii) do not intend, and will not hold out that there exists, any partnership, joint venture, undertaking for a profit or other form of business venture or any employment relationship among the parties other than that of an independent contractor relationship.

         (b) The Consultant, as an independent contractor under this Agreement, is responsible for all employment taxes of any nature whether incurred as a result of the Consultant's services and remuneration paid hereunder or as a result of the employment of any other individuals by the Consultant (such employment taxes to be referred to herein as the "Taxes"). The Taxes include, but are not limited to, federal, state, provincial and local income, social security, self-employment and unemployment taxes.

         (c) With respect to the Taxes, the Company shall not treat the Consultant as an employee, and in no event shall the Company be liable to the Consultant or the Consultant's heirs, assigns, successors or legal representatives, nor any governmental agency, for the withholding or payment of any Taxes.

         (d) The Consultant shall release, hold harmless and indemnify Craftmade, the Company and their respective directors, officers, affiliates, employees and agents (collectively, the "Indemnitees"), from and against any and all obligations, losses, costs, claims, judgments, damages, attorneys' fees and expenses suffered or incurred by the Indemnitees arising out of or reasonably attributable to any claim related to or concerning the Taxes.

         (e) With regard to the Services rendered by Consultant hereunder, the Company and Craftmade shall not be liable to the Consultant nor to any third party who may claim any right due to the Consultant's relationship with the Company or with Craftmade, for any acts or omissions in the performance of the Services on the part of the Consultant or due to the Consultant's misconduct or negligence. The Consultant shall indemnify, defend and hold harmless the Indemnitees from and against any and all obligations, losses, costs, claims, judgments, damages, attorneys' fees and




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

expenses suffered or incurred by the Indemnitees arising out of or attributable to such Services rendered by the Consultant.

         4. Term; Termination.

         (a) Subject to the provisions of this Section 4, the term (the "Term") of this Agreement shall initially be for the period beginning on the effective date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for two additional one-year terms (the "First Additional Term" and the "Second Additional Term," respectively), unless the Consultant provides written notice of election not to renew at least 45 days before the commencement of the First Additional Term and the Second Additional Term, respectively.

         (b) This Agreement may be terminated immediately with the mutual written agreement of the Company, Craftmade and the Consultant. Upon termination of this Agreement pursuant to this provision, the Consultant shall be entitled to receive only such compensation payable through the effective date of termination, payable in full on the effective date of such termination of this Agreement.

         (c) Notwithstanding the preceding, the Company or Craftmade may terminate this Agreement for Cause with respect to the Consultant. Termination for "Cause" shall mean termination because of the Consultant's (A) death, (B) breach of this Agreement, (C) Disability (as defined below), (D) willful misconduct that causes material economic harm to the Company or Craftmade or that brings substantial discredit to the Company's or Craftmade's reputation,
(E) failure to follow directions of the Company that are consistent with the Consultant's duties under this Agreement, or (F) final, nonappealable conviction of a felony involving moral turpitude; provided, however, that subsections (D) or (E) shall not constitute Cause unless the Company or Craftmade notifies the Consultant thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Cause, and unless Consultant fails to cure such matter within 10 days after such notice is sent or given under this Agreement.

         "Disability" shall exist if because of ill health, physical or mental disability or any other reason beyond his control, and notwithstanding reasonable accommodations made by the Company, Consultant shall have been unable or shall have failed to perform his services under this Agreement, as determined in good faith by the Company or Craftmade, for a period of 120 consecutive days, or, if in any 12-month period, Consultant shall have been unable or shall have failed to perform the Services for a period of 180 days, irrespective of whether or not such days are consecutive.

         5. Non-Disclosure.

         (a) Confidential Information. Upon Consultant's execution of this Agreement, the Company and Craftmade agree that they will immediately provide Consultant with specialized knowledge and training regarding the business in which the Company and Craftmade are involved, and will immediately provide Consultant with Confidential Information (as hereinafter defined) and trade secrets of the Company and Craftmade. The Company and Craftmade also agree to provide Consultant with Confidential Information on an on-going basis.

         Consultant understands and acknowledges that (a) such Confidential Information has been developed and/or acquired by the Company and Craftmade through the expenditure of substantial time, effort and money, (b) such Confidential Information gives the Company and Craftmade a competitive advantage over others who do not have this information, (c) the Company and Craftmade would be irreparably harmed if the Confidential Information were disclosed; (d) Craftmade has required that the Consultant make the covenants in this Section 5 as a condition to the Merger; and (e) the provisions of this Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         (b) Disclosure of Confidential Information and Return of Company Property. In exchange for the Company and Craftmade's promises to provide Consultant with specialized training and Confidential Information, Consultant agrees that he will hold all Confidential Information of the Company and Craftmade in trust for the Company and will not: (a) use the information for any purpose other than the benefit of the Company; or (b) disclose to any person or entity any Confidential Information of the Company or Craftmade except as necessary during Consultant's work with the Company to perform services on behalf of the Company.

         To execute and enforce the terms of this Section 5, Consultant covenants as follows:

                  (i) During and following the Term, the Consultant will hold in confidence the Confidential Information and will not disclose it to any person except (A) with the specific prior written consent of the Company and Craftmade, (B) as necessary to carry out the Consultant's duties under this Agreement or (C) except as otherwise expressly permitted by the terms of this Agreement.

                  (ii) Any trade secrets of the Company and Craftmade will be entitled to all of the protections and benefits under applicable law. If any information that the Company and Craftmade deem to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Consultant hereby waives any requirement that the Company and Craftmade submit proof of the economic value of any trade secret or post a bond or other security.

                  (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by the Consultant.

                  (iv) The Consultant will not remove from the Company and Craftmade's premises (except to the extent such removal is for purposes of the performance of the Consultant's




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

         duties at home or while traveling, or except as otherwise specifically authorized by the Company and Craftmade) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant recognizes that, as between the Company, Craftmade and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Company and Craftmade. Upon termination of this Agreement by either party, or upon the request of the Company and Craftmade during the Term, the Consultant will return to the Company and Craftmade all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                  (v) Consultant will take reasonable steps to safeguard all Confidential Information and prevent its disclosure to unauthorized persons.

         (c) Disputes or Controversies. Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company and Craftmade, the Consultant, and its attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

         (d) Definitions. For purposes of this Agreement:

                  (i) "Confidential Information" means any and all:

                           (1) trade secrets concerning the business and affairs
                  of the Company, Craftmade, and their respective affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of applicable trade secret laws; and

                           (2) information concerning the business and affairs
                  of the Company, Craftmade and their respective affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital



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

                  spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

                           (3) notes, analysis, compilations, studies,
                  summaries, and other material prepared by or for the Company, Craftmade, or their respective affiliates, containing or based, in whole or in part, on any information included in the foregoing.

                  (ii) "Person" includes any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         6. Non-Competition and Non-Interference.

         (a) Acknowledgements of the Consultant. The Consultant acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Company and Craftmade's business is international in scope and their products are marketed throughout the world; (c) the Company and Craftmade compete with other businesses that are or could be located in any part of the world; (d) Craftmade has required that the Consultant make the covenants set forth in this
Section 6 as a condition to the Merger; and (e) the provisions of this Section 6 are reasonable and necessary to protect the Company's business.

         (b) Covenant Not to Compete. In order to protect the Company and Craftmade's Confidential Information, it is necessary to enter into the following restrictive covenant. Thus, except as set forth below, Consultant covenants that he will not, directly or indirectly:

                  (i) during the Term, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any business whose products, services or activities compete in whole or in part with the products, services or activities of the Company, Craftmade or any affiliate of the Company or Craftmade ("Competing Business"), anywhere in the world; provided, however, that Consultant may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise involved in the business of the Company (but without otherwise participating in the activities of such enterprise), if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                  (ii) during the Post-Agreement Period (as defined below), directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Consultant's name or any similar name to, lend Consultant's




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

         credit to or render services or advice to, any Competing Business in the market areas utilized by the Company, Craftmade or any affiliate of the Company or Craftmade on the last day this agreement remains in effect, which includes, but is not limited to, markets in the United States; provided, however, that Consultant may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise involved in the business of the Company (but without otherwise participating in the activities of such enterprise), if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                  (iii) whether for Consultant's own account or for the account of any other Person, at any time during the Term and the Post-Agreement Period, solicit business of the same or similar type and in the same market areas of that of the business being carried on by the Company, Craftmade or any affiliate of the Company or Craftmade, from any Person known by Consultant to be a customer of the Company, Craftmade or any affiliate of the Company or Craftmade, whether or not Consultant had personal contact with such Person during and by reason of Consultant's relationship with the Company;

                  (iv) whether for Consultant's own account or the account of any other Person (a) at any time during the Term and the Post-Agreement Period, solicit, employ, or otherwise engage as a consultant, independent contractor, or otherwise, any Person who is or was an employee of the Company, Craftmade or any affiliate of the Company or Craftmade at any time during the Term or in any manner induce or attempt to induce any employee of the Company, Craftmade or any affiliate of the Company or Craftmade to terminate his employment with the Company, Craftmade or any affiliate of the Company or Craftmade; or
         (b) at any time during the Term and the Post-Agreement Period, interfere with the Company's relationship with any Person, including any Person who at any time during the Term was an employee, agent, contractor, supplier, or customer of the Company, Craftmade or any affiliate of the Company or Craftmade; or

                  (v) at any time during the Term and the Post-Agreement Period, disparage the Company, Craftmade, or any of their respective interestholders, stockholders, managers, directors, officers, employees, or agents.

         Notwithstanding anything herein this Agreement, Consultant may during the Term and the Post-Term Period engage in the activities described in subsection 6(b)(i) and (ii) hereof for any Competing Business, provided that Consultant shall not directly or indirectly sell ceiling fan products that compete with the products listed on Exhibit "A" hereto, unless Craftmade expressly consents to such representation. Craftmade may revise Exhibit "A" from time to time, upon prior notice to Consultant. Consultant shall submit to Craftmade a list of companies it represents (attached hereto as Exhibit "B") and shall update the list at least quarterly.

         For purposes of this Section 6, the term "Post-Agreement Period" means two years after the Term.


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

         If any covenant in this Section 6 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Consultant.

         The period of time applicable to any covenant in this Section 6 with respect to Consultant will be extended by the duration of any violation by Consultant of such covenant.

         Consultant will, while the covenant under this Section 6 is in effect, give notice to the Company, within ten days after accepting any employment, of the identity of Consultant's employer. Craftmade or the Company may notify such employer that Consultant is bound by this Agreement and, at the Company's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

         7. Injunctive Relief and Additional Remedy. Consultant acknowledges that the injury that would be suffered by the Company and Craftmade as a result of a breach of the provisions of this Agreement (including any provision of Sections 5 and 6) would be irreparable and that an award of monetary damages to the Company or Craftmade for such a breach would be an inadequate remedy. Consequently, the Company and Craftmade will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company and Craftmade will not be obligated to post bond or other security in seeking such relief.

         8. Covenants of Sections 5 and 6 Are Essential and Independent Covenants. The covenants by Consultant in Sections 5 and 6 are essential elements of this Agreement, and without the Consultant's agreement to comply with such covenants, the Company and Craftmade would not have entered into this Agreement or the Merger Agreement or obtained the Services of the Consultant. The Company, Craftmade and Consultant have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company and Craftmade. Consultant's covenants in each of Section 5 and in Section 6 are independent covenants and the existence of any claim by Consultant against the Company or Craftmade under this Agreement or otherwise, will not excuse Consultant's breach of any covenant in Section 5 or Section 6. This Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Consultant in Sections 5 and 6.

         9. Representations and Warranties by the Consultant. Consultant represents and warrants to the Company and to Craftmade that the execution and delivery by Consultant of this Agreement do not, and the performance by Consultant of its obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Consultant; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Consultant is a party or by which Consultant is or may be bound.




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


         10. Obligations Contingent on Performance. The obligations of the Company and Craftmade hereunder, including the Company's obligation to pay the compensation provided for herein, are contingent upon Consultant's performance of its obligations hereunder.

         11. Amendment. This Agreement may be amended only by a writing signed by all parties.

         12. Waiver. A waiver of any clause of this Agreement by either party shall not be construed as a waiver of any other clause. Neither the failure nor any delay on the party of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.

         14. Successors and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and upon their respective successors-in-interest and assigns. It is agreed that the Company may assign this Agreement to a subsidiary of the Company or Craftmade (or a subsidiary of any affiliate of the Craftmade which is directly or indirectly in a line of corporate ownership with the Craftmade) now in or hereinafter to come into existence. If such assignment is made, Consultant agrees to substitute assignee for the Company and assignee shall succeed to all the rights and privileges of the Company under this Agreement, provided that no such assignment shall relieve the Company of its obligations hereunder.

         15. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, Dallas Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         16. Severability. If any portion or portions of this Agreement shall, for any reason, be declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining portion or portions of this Agreement shall remain valid and enforceable and shall be carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

         17. Notices. All notices and other communications hereunder must be delivered in




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writing and shall be deemed to have been given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and registered fees prepaid, and addressed as follows:


                  If to the Company:

                           Teiber Lighting Products, Inc.
                           650 South Royal Lane
                           Suite 100
                           P.O. Box #1037
                           Coppell, Texas 75019-1037
                           Attention: Brad D. Heimann

                  If to Craftmade:

                           Craftmade International, Inc.
                           650 South Royal Lane, Suite 100
                           Coppell, Texas  75019
                           Attention:  Brad D. Heimann

         If to Consultant:

                           Todd Teiber
                           2055 Luna Road, Suite 156
                           Carrollton, TX 75006

         18. Entire Agreement. This Agreement embodies the entire understanding among the parties hereto respecting the subject matter hereof and no change, alteration or modification may be made except in writing signed by both parties hereto.

         19. Legal Fees. If any legal action is brought by either of the parties hereto, it is expressly agreed that the party in whose favor final judgment shall be entered shall be entitled to recover from the other party reasonable attorney's fees in addition to any other relief which may be awarded, including attorneys fees on appeal.

         20. Construction. The parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any party for having drafted it.

         21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same Agreement.




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                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.


                                     TEIBER LIGHTING PRODUCTS, INC.



                                     By: /s/ James R. Ridings
                                         ---------------------------------------
                                     Name:  James R. Ridings
                                     Title: Chairman of the Board, President and
                                            Chief Executive Officer


                                     CRAFTMADE INTERNATIONAL, INC.



                                     By: /s/ James R. Ridings
                                         ---------------------------------------
                                     Name:  James R. Ridings
                                     Title: Chairman of the Board, President and
                                            Chief Executive Officer




                                     /s/ Todd Teiber
                                     -------------------------------------------
                                     Todd Teiber

                                    EXHIBIT A

                                LIST OF PRODUCTS


                             CRAFTMADE CEILING FANS
                              CRAFTMADE LIGHT KITS
                              CRAFTMADE ACCESSORIES
                        CRAFTMADE UNDER-CABINET LIGHTING
                             ACCOLADE BATH LIGHTING
                            ACCOLADE OUTDOOR LIGHTING
                                 ACCOLADE LAMPS
                                   FLUSHMOUNTS
                               TEIBER LIGHT BULBS
                                   LIGHT BULBS
                                   DOOR CHIMES
                              VENTILATION PRODUCTS
                                 SMOKE DETECTORS
                             TEIBER OUTDOOR LIGHTING

                                    EXHIBIT B

                   LIST OF COMPANIES REPRESENTED BY CONSULTANT


                        AMERICAN FLUORESCENT CORPORATION
                             CRAFTMADE INTERNATIONAL
                                HINKLEY LIGHTING
                                 KALCO LIGHTING
                           SEA GULL LIGHTING PRODUCTS
                            TEIBER LIGHTING PRODUCTS
                             WEINSTOCK LAMP COMPANY
                                  DOLAN DESIGNS

                               EXHIBIT 2.6(a)(x)

OBERSTEIN PERSONAL GOODWILL AGREEMENT

            AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL

         This AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL (this "Agreement") is made as of this 1st day of March, 2005, by and among Teiber Lighting Products, Inc., a Delaware corporation ("Buyer") and Edward Oberstein ("Seller").

                                    RECITALS

         WHEREAS, the Seller owns 640 shares of the issued and outstanding capital stock of Bill Teiber Co., Inc., a Texas corporation (the "Company"); and

         WHEREAS, contemporaneously with this Agreement, Craftmade International, Inc., a Delaware corporation ("Craftmade"), Buyer, the Company, Seller and Todd Teiber ("Teiber") are simultaneously entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will be merged with and into the Buyer (the "Merger"), with the Buyer being the surviving corporation; and

         WHEREAS, pursuant to the Merger Agreement, Craftmade is acquiring from Seller and Teiber all of the issued and outstanding capital stock of the Company; and

         WHEREAS, the Seller has independently developed, owned and will continue to own on the Closing Date (as defined in Section 2) close personal and ongoing business relationships, trade secrets and knowledge in connection with the Company's light bulb and complimentary lighting products business, through the personal ability, personality, reputation, skill and integrity of Seller, and other information relating thereto (collectively, the "Personal Goodwill"), which the Seller desires to sell to the Buyer as hereinafter provided; and

         WHEREAS, Seller is not subject to an employment agreement, noncompetition agreement, or similar restrictive covenant agreement relating to the Personal Goodwill that restricts Seller's use of the Personal Goodwill; and

         WHEREAS, the Buyer desires to acquire all of the Personal Goodwill, as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Purchase Price and Exchange of Consideration. The Seller shall sell, assign, transfer, convey and deliver to the Buyer at the Closing the Personal Goodwill including, but not limited to, all of the Seller's respective rights and benefits related to the Personal Goodwill. In exchange for the Personal Goodwill and subject to the terms and conditions of this Agreement, the Buyer shall pay to the Seller on the Closing Date the total sum of One Million and 00/100 Dollars ($1,000,000.00) for all of the Personal Goodwill (the "Purchase Price"). The payment required by this Section 1 shall not be affected by the death or disability of Seller.

         2. Closing/Termination. The sale and assignment of the Personal Goodwill (the "Closing") shall take place at the offices of Haynes and Boone, LLP, at 201 Main Street, Suite 2200, Fort Worth, Texas, at 10:00 a.m. (local time) on March 1, 2005, or at such other time and date as the Buyer and the Seller may agree (the "Closing Date").

         3. Representations and Warranties. The Seller represents and warrants to the Buyer as follows:

                  3.1 Personal Goodwill. All of the Personal Goodwill is owned, and immediately prior to the Closing will be owned, by the Seller, free and clear of all liens, encumbrances, claims, options, security interests, calls and commitments of any kind. The Seller has full legal right, power and authority to enter into this Agreement and to sell, assign and transfer the Personal Goodwill to the Buyer and, on the Closing Date, the sale and assignment of the Personal Goodwill to the Buyer hereunder will transfer to the Buyer valid title thereto, free and clear of all liens, encumbrances, claims, options, security interests and commitments of any kind.

                  3.2 No Restrictions. Seller is not currently a party to any contract, employment agreement, noncompetition agreement or any other contract or agreement, or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly or in the aggregate, materially and adversely affects or restricts, or is likely to materially and adversely affect or restrict the Personal Goodwill or the Buyer's acquisition, use or enjoyment thereof.

                  3.3 Approval and Authorization. The execution and delivery of this Agreement by Seller and the performance of the transactions contemplated herein have been duly and validly authorized by Seller, and this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditor's rights and general equity principles.

                  3.4 Economic Benefits. To the best of Seller's knowledge, Seller is not aware of any present facts or any pending events, which would prevent the Buyer from realizing the economic benefits associated with the Personal Goodwill in the same manner as presently enjoyed by the Seller.

                  3.5 No Conflicts. The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby does not and will not, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in the violation of, or constitute a default under any provision of, or result in the acceleration or termination of, or entitle any party to accelerate or terminate (whether after giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any lien, pledge, security interest or other encumbrance upon the Personal Goodwill pursuant to any material contract, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Seller is a party, or by which Seller or his assets (including the Personal Goodwill) are bound and to Seller's knowledge, does not and will not violate or conflict with any other material restriction of any kind or character to which the Seller is subject or by which any of Seller's assets (including the Personal Goodwill) may be bound.

         4. Representations and Covenants of Buyer. The Buyer represents and warrants as follows:

                  4.1 Existence and Good Standing. The Buyer has been duly organized and validly exists in good standing as a corporation under the laws of the State of Delaware.

                  4.2 No Default. The execution of this Agreement by the Buyer and the performance of its obligations hereunder will not violate or result in a breach of, or constitute a default under any material agreement to which the Buyer is a party or by which it or its assets are bound.

                  4.3 Approval and Authorization. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to, or affecting creditor's rights and general equity principles.

         5. Additional Agreements and Covenants: The Buyer and Seller covenant as follows:

                  5.1 Preservation and Maintenance of Personal Goodwill. The Seller shall cooperate with the Buyer after the Closing Date in connection with all reasonable actions deemed necessary by the Buyer to transition the economic value of the Personal Goodwill to the Buyer.

                  5.2 Breaches of Representation and Warranties by Seller. Any Breach (as defined in the Merger Agreement) of a representation, warranty, covenant, obligation or other provision of this Agreement by the Seller shall be subject to the indemnification and escrow provisions of Sections 11.2 and 11.8 of the Merger Agreement, respectively.

                  5.3 Breaches of Representation and Warranties by Buyer. Any Breach (as defined in the Merger Agreement) of a representation, warranty, covenant, obligation or other provision of this Agreement by the Buyer shall be subject to the indemnification provisions of Section
         11.7 of the Merger Agreement.

         6. Survival. The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing Date for two (2) years thereafter.

7. General.

         7.1 Further Assurances. The Seller will cooperate with the Buyer on and after the Closing Date in furnishing information and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date and will take, or cause to be taken such further action, and will execute, deliver and file such further documents and instruments as the Buyer reasonably requests in order to effectuate fully the purposes, terms and conditions of this Agreement.

         7.2 Assignment: Binding Effect. This Agreement and the rights of the Buyer hereunder may be assigned by the Buyer. This Agreement and the rights of the Seller hereunder may not be assigned by Seller. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assigns of the Buyer and the heirs, beneficiaries and legal representatives of the Seller.

         7.3 Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         7.4 Brokers. Each party represents and warrants that it employed no broker or agent in connection with this transaction and shall indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

         7.5 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by facsimile, or first class mail, postage prepaid to:


         (a)      Buyer:

                  Teiber Lighting Products, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: Brad D. Heimann
                  Facsimile No.: (972) 304-3754
                  with a copy to:

                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 347-6650


         (b)      Seller:

                  Edward Oberstein
                  2055 Luna Road, Suite 156
                  Carrollton, TX 75006

                  with a copy to:

                  David W. Hammer
                  4419 Landpiper Court
                  Dallas, TX 75287
                  Facsimile No.: (972) 250-6926

         7.6 Applicable Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         7.7 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof, or affect the construction or interpretation of any provisions of this Agreement.

         7.8 Entire Agreement. This Agreement shall constitute the entire agreement and understanding between the Seller and the Buyer and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. The Seller acknowledges that he has (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from the Buyer or its counsel regarding the tax consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.


                                      *****

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.


                                    SELLER:


                                       /s/ Edward Oberstein
                                    -------------------------------------------
                                    Edward Oberstein, individually


                                    BUYER:


                                    TEIBER LIGHTING PRODUCTS, INC.,
                                    a Delaware corporation


                                    By:  /s/ James R. Ridings
                                       -----------------------------------------
                                    Name: James R. Ridings
                                    Title: President

                                                              EXHIBIT 2.6(a)(xi)

TEIBER PERSONAL GOODWILL AGREEMENT

            AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL

         This AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL (this "Agreement") is made as of this 1st day of March, 2005, by and among Teiber Lighting Products, Inc., a Delaware corporation ("Buyer") and Todd Teiber ("Seller").

                                    RECITALS

         WHEREAS, the Seller owns 1,920 shares of the issued and outstanding capital stock of Bill Teiber Co., Inc., a Texas corporation (the "Company"); and

         WHEREAS, contemporaneously with this Agreement, Craftmade International, Inc., a Delaware corporation ("Craftmade"), Buyer, the Company, Seller and Edward Oberstein ("Oberstein") are simultaneously entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will be merged with and into the Buyer (the "Merger"), with the Buyer being the surviving corporation; and

         WHEREAS, pursuant to the Merger Agreement, Craftmade is acquiring from Seller and Oberstein all of the issued and outstanding capital stock of the Company; and

         WHEREAS, the Seller has independently developed, owned and will continue to own on the Closing Date (as defined in Section 2) close personal and ongoing business relationships, trade secrets and knowledge in connection with the Company's light bulb and complimentary lighting products business, through the personal ability, personality, reputation, skill and integrity of Seller, and other information relating thereto (collectively, the "Personal Goodwill"), which the Seller desires to sell to the Buyer as hereinafter provided; and

         WHEREAS, Seller is not subject to an employment agreement, noncompetition agreement, or similar restrictive covenant agreement relating to the Personal Goodwill; and

         WHEREAS, the Buyer desires to acquire all of the Personal Goodwill, as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Purchase Price and Exchange of Consideration. The Seller shall sell, assign, transfer, convey and deliver to the Buyer at the Closing the Personal Goodwill including, but not limited to, all of the Seller's respective rights and benefits related to the Personal Goodwill. In exchange for the Personal Goodwill and subject to the terms and conditions of this Agreement, the Buyer shall pay to the Seller on the Closing Date the total sum of Three Million and 00/100 Dollars ($3,000,000.00) for all of the Personal Goodwill (the "Purchase Price"). The payment required by this Section 1 shall not be affected by the death or disability of Seller.

         2. Closing/Termination. The sale and assignment of the Personal Goodwill (the "Closing") shall take place at the offices of Haynes and Boone, LLP, at 201 Main Street, Suite 2200, Fort Worth, Texas, at 10:00 a.m. (local time) on March 1, 2005, or at such other time and date as the Buyer and the Seller may agree (the "Closing Date").

         3. Representations and Warranties. The Seller represents and warrants to the Buyer as follows:

                  3.1 Personal Goodwill. All of the Personal Goodwill is owned, and immediately prior to the Closing will be owned, by the Seller, free and clear of all liens, encumbrances, claims, options, security interests, calls and commitments of any kind. The Seller has full legal right, power and authority to enter into this Agreement and to sell, assign and transfer the Personal Goodwill to the Buyer and, on the Closing Date, the sale and assignment of the Personal Goodwill to the Buyer hereunder will transfer to the Buyer valid title thereto, free and clear of all liens, encumbrances, claims, options, security interests and commitments of any kind.

                  3.2 No Restrictions. Seller is not currently a party to any contract, employment agreement, noncompetition agreement or any other contract or agreement, or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly or in the aggregate, materially and adversely affects or restricts, or is likely to materially and adversely affect or restrict the Personal Goodwill or the Buyer's acquisition, use or enjoyment thereof.

                  3.3 Approval and Authorization. The execution and delivery of this Agreement by Seller and the performance of the transactions contemplated herein have been duly and validly authorized by Seller, and this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditor's rights and general equity principles.

                  3.4 Economic Benefits. To the best of Seller's knowledge, Seller is not aware of any present facts or any pending events, which would prevent the Buyer from realizing the economic benefits associated with the Personal Goodwill in the same manner as presently enjoyed by the Seller.

                  3.5 No Conflicts. The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby does not and will not, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in the violation of, or constitute a default under any provision of, or result in the acceleration or termination of, or entitle any party to accelerate or terminate (whether after giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any lien, pledge, security interest or other encumbrance upon the Personal Goodwill pursuant to any material contract, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Seller is a party, or by which Seller or his assets (including the Personal Goodwill) are bound and to Seller's knowledge, does not and will not violate or conflict with any other material restriction of any kind or character to which the Seller is subject or by which any of Seller's assets (including the Personal Goodwill) may be bound.

         4. Representations and Covenants of Buyer. The Buyer represents and warrants as follows:

                  4.1 Existence and Good Standing. The Buyer has been duly organized and validly exists in good standing as a corporation under the laws of the State of Delaware.

                  4.2 No Default. The execution of this Agreement by the Buyer and the performance of its obligations hereunder will not violate or result in a breach of, or constitute a default under any material agreement to which the Buyer is a party or by which it or its assets are bound.

                  4.3 Approval and Authorization. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to, or affecting creditor's rights and general equity principles.

         5. Additional Agreements and Covenants: The Buyer and Seller covenant as follows:

                  5.1 Preservation and Maintenance of Personal Goodwill. The Seller shall cooperate with the Buyer after the Closing Date in connection with all reasonable actions deemed necessary by the Buyer to transition the economic value of the Personal Goodwill to the Buyer.

                  5.2 Breaches of Representation and Warranties by Seller. Any Breach (as defined in the Merger Agreement) of a representation, warranty, covenant, obligation or other provision of this Agreement by the Seller shall be subject to the indemnification and escrow provisions of Sections 11.2 and 11.8 of the Merger Agreement, respectively.

                   5.3 Breaches of Representation and Warranties by Buyer. Any Breach (as defined in the Merger Agreement) of a representation, warranty, covenant, obligation or other provision of this Agreement by the Buyer shall be subject to the indemnification provisions of Section
         11.7 of the Merger Agreement.

         6. Survival. The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing Date for two (2) years thereafter.

         7. General.

                  7.1 Further Assurances. The Seller will cooperate with the Buyer on and after the Closing Date in furnishing information and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date and will take, or cause to be taken such further action, and will execute, deliver and file such further documents and instruments as the Buyer reasonably requests in order to effectuate fully the purposes, terms and conditions of this Agreement.

                  7.2 Assignment: Binding Effect. This Agreement and the rights of the Buyer hereunder may be assigned by the Buyer. This Agreement and the rights of the Seller hereunder may not be assigned by Seller. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assigns of the Buyer and the heirs, beneficiaries and legal representatives of the Seller.

                  7.3 Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                  7.4 Brokers. Each party represents and warrants that it employed no broker or agent in connection with this transaction and shall indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

                  7.5 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by facsimile, or first class mail, postage prepaid to:

                  (a)      Buyer:

                           Teiber Lighting Products, Inc.
                           650 South Royal Lane
                           Suite 100
                           P.O. Box #1037
                           Coppell, Texas 75019-1037
                           Attention: Brad D. Heimann
                           Facsimile No.: (972) 304-3754
                           with a copy to:

                           Brian D. Barnard
                           Haynes and Boone, LLP
                           201 Main Street
                           Suite 2200
                           Fort Worth, Texas 76102
                           Facsimile No.: (817) 347-6650


                  (b)      Seller:

                           Todd Teiber
                           2055 Luna Road, Suite 156
                           Carrollton, TX 75006
                           Facsimile No.: (972) 484-9006

                           with a copy to:

                           David W. Hammer
                           4419 Landpiper Court
                           Dallas, TX 75287
                           Facsimile No.: (972) 250-6926

                  7.6 Applicable Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

                  7.7 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof, or affect the construction or interpretation of any provisions of this Agreement.

                  7.8 Entire Agreement. This Agreement shall constitute the entire agreement and understanding between the Seller and the Buyer and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. The Seller acknowledges that he has (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from the Buyer or its counsel regarding the tax consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.


                                      *****

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.


                                    SELLER:


                                      /s/ Todd Teiber
                                    --------------------------------------------
                                    Todd Teiber, individually


                                    BUYER:


                                    TEIBER LIGHTING PRODUCTS, INC.,
                                    a Delaware corporation


                                    By:      /s/ James R. Ridings
                                       -----------------------------------------
                                    Name: James R. Ridings
                                    Title: President

                                                             EXHIBIT 2.6(b)(vii)


BUYER'S AND SUBSIDIARY'S RELEASE

         This Release is being executed and delivered in accordance with Section 2.6(b)(vii) of the Merger Agreement dated as of March 1, 2005 (the "Agreement") by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Teiber Lighting Products, Inc., a Delaware corporation ("Subsidiary"), Bill Teiber Co., Inc., a Texas corporation (the "Company") and Todd Teiber ("Teiber") and Edward Oberstein ("Oberstein") (Teiber and Oberstein are collectively referred to herein as the "Sellers"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Each of the Buyer and the Subsidiary acknowledges that execution and delivery of this Release is a condition to Seller's obligation to consummate the Merger pursuant to the Agreement and that Buyer and Subsidiary are relying on this Release in consummating such Merger.

         Each of the Buyer and the Subsidiary, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Sellers to consummate the Merger pursuant to the Agreement, hereby agrees as follows:

         Each of the Buyer and the Subsidiary, on behalf of itself and each of its Related Persons, hereby releases and forever discharges the Sellers and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, shareholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Buyer and the Subsidiary or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company or any other Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Sellers, the Company or any other Acquired Company arising under the Agreement, Employment Agreement, Consulting Agreement, or the Agreements for the Purchase and Sale of Personal Goodwill by and among Subsidiary and each of Todd Teiber and Edward Oberstein.

         Each of the Buyer and the Subsidiary hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each of the Buyer and the Subsidiary, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Buyer and the Subsidiary or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Buyer or the Subsidiary or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Texas without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.


                                    *****

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 1st day of March, 2005.


                                     CRAFTMADE INTERNATIONAL, INC.,
                                     a Delaware corporation



                                     By:    /s/ James R. Ridings
                                        ----------------------------------------
                                     Name: James R. Ridings
                                     Title: President, Chief Executive Officer
                                            and Chairman of the Board of
                                            Directors



                                     TEIBER LIGHTING PRODUCTS, INC.,
                                     a Delaware corporation



                                     By:    /s/ James R. Ridings
                                        ----------------------------------------
                                     Name: James R. Ridings
                                     Title: President

                                                                  EXHIBIT 2.6(c)


ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement ("Escrow Agreement"), dated as of March 1, 2005 (the "Closing Date"), is by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Teiber Lighting Products, Inc., a Delaware corporation ("Subsidiary"), Todd Teiber ("Teiber"), Edward Oberstein ("Oberstein") (Teiber and Oberstein are collectively referred to herein as the "Sellers") and The Frost National Bank, a national banking association, as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Agreement and Plan of Merger dated as of March 1, 2005 (the "Merger Agreement") among Buyer, Sellers, Subsidiary and Bill Teiber Co., Inc, a Texas Corporation (the "Company").

         The parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

                  (a) Pursuant to the Merger Agreement, Buyer and Subsidiary are depositing (i) a certificate representing 35,697 shares of common stock, $0.01 par value per share ("Buyer Shares"), of the Buyer in the name of Teiber and (ii) a certificate representing 11,899 shares of Buyer Shares in the name of Oberstein (collectively, the "Escrow Shares") with Escrow Agent. Escrow Agent acknowledges receipt thereof.

                  (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof.

2.       CLAIMS

                  (a) From time to time on or before March 1, 2006, Buyer or Subsidiary may give notice (a "Notice") to the Sellers and Escrow Agent specifying in reasonable detail the nature and dollar amount (the "Dollar Amount") of any claim (a "Claim") it may have under Article XI of the Merger Agreement, along with the exact number of Buyer Shares to be disbursed with respect to such Claim, and specifying how many of the Escrow Shares shall be disbursed from the certificate in the name of Teiber (75% of the Claim) and the certificate in the name of Oberstein (25% of the Claim); Buyer or Subsidiary may make more than one claim with respect to any underlying state of facts. If the Sellers give notice to Buyer, Subsidiary and Escrow Agent disputing any Claim (a "Counter Notice") within thirty (30) days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 2(b). If no Counter Notice is received by Escrow Agent within such 30-day period, then the Dollar Amount of damages claimed by Buyer or Subsidiary as set forth in its respective Notice shall be deemed established for purposes of this Escrow Agreement and the Merger Agreement and, at the end of such 30-day period (the "Claim Date"), Escrow Agent shall disburse to Buyer or Subsidiary the amount of Buyer Shares specified in such Notice. The number of Buyer Shares specified by Buyer or

         Subsidiary in the Notice shall be equal to (i) the dollar amount claimed in the Notice divided by (ii) the last reported sale price of the Buyer Shares on the Nasdaq National Market System, as of the New York Stock Exchange, Inc. trading day immediately preceding the Claim Date; provided, however, that such disbursement shall be only to the extent of the Escrow Shares. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement.

                  (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make a disbursement of the Escrow Shares with respect thereto only in accordance with (i) joint written instructions of Buyer, Subsidiary and the Sellers or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

3.       TERMINATION OF ESCROW; VOLUNTARY RELEASE OF ESCROW SHARES

         On March 1, 2006 (the "Disbursement Date"), Escrow Agent shall pay and distribute the then Escrow Shares to the Sellers (75% to Teiber and 25% to Oberstein), unless (i) any Claims are then pending, in which case an amount of Escrow Shares equal to (A) the aggregate Dollar Amount of such Claims (as shown in the Notices of such Claims) divided by (B) the last reported sale price of the Buyer Shares on the Nasdaq National Market System, as of the New York Stock Exchange, Inc. trading day immediately preceding the Disbursement Date shall be retained by Escrow Agent (and the balance disbursed to the Sellers in such proportions) or (ii) Buyer or Subsidiary has given notice to the Sellers and Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Article XI of the Merger Agreement with respect to which it, in good faith, is unable to specify the amount of Damages, in which case the entire Escrow Shares shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer, Subsidiary and the Sellers or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 2(b).

4.       DUTIES OF ESCROW AGENT

                  (a) Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (b) Escrow Agent shall not be liable, except for its own gross negligence, bad faith or willful misconduct and, except with respect to claims based upon such gross negligence, bad faith or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. IT IS THE EXPRESS INTENT OF BUYER, SUBSIDIARY AND SELLERS TO INDEMNIFY AND HOLD HARMLESS THE ESCROW AGENT FROM ESCROW AGENT'S OWN NEGLIGENT ACTS OR OMISSIONS. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Shares, or any loss of interest incident to any such delays.

                  (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent. If the Escrow Agent obeys or complies with any court order, judgment or decree, it shall not be liable to any of the parties, their respective successors or assigns, or to any other person or entity because of such compliance, even if such court order, judgment or decree is substantially reversed, modified, annulled, set aside or vacated.

                  (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice. Escrow Agent shall never be required to calculate the value, or determine the number of Escrow Shares necessary to satisfy a Claim or to be distributed to the Sellers.

                  (e) Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Shares shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

                  (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent may, at Escrow Agent's election, (i) retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction or
         (ii) interplead the Escrow Shares with a court of competent jurisdiction in Tarrant County, Texas, and recover from the other parties hereto, jointly and severally, its attorneys' fees and costs in connection with such interpleader.

                  (i) If there is any disagreement or dispute in connection with the Escrow Shares or the subject matter hereof, or in the event of adverse or inconsistent claims or demands upon, or inconsistent instructions to, the Escrow Agent, or if the Escrow Agent in good faith is in doubt as to what action to take pursuant to the Escrow Agreement, the Escrow Agent may, at its election, refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to this Escrow Agreement until:

                           (i) the rights of all persons involved in the dispute
                  have been fully and finally adjudicated by a court of competent jurisdiction or the Escrow Agent has resolved any such doubts to its good faith satisfaction; or

                           (ii) all disputes have been resolved between the
                  parties involved, and the Escrow Agent has received written notice thereof satisfactory to it from all such persons.

                  Without limiting the generality of the foregoing, the Escrow Agent may, at its election, interplead the Escrow Shares or any portion thereof with a court of competent jurisdiction in Tarrant County, Texas, or commence judicial proceedings for declaratory judgment, and the Escrow Agent shall be entitled to recover from the other parties to this

         Escrow Agreement, jointly and severally, its attorneys' fees and costs in connection with any such interpleader or declaratory judgment action.

                  (j) Buyer shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amounts set forth on Exhibit A attached hereto. Buyer agrees to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

                  (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

                  (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

                  (m) If the number of Escrow Shares to be disbursed at any time by Escrow Agent to any other party pursuant to the terms of this Escrow Agreement is less than the total amount of Escrow Shares held by Escrow Agent, Escrow Agent shall tender the certificates representing the Escrow Shares to Computershare Investor Services, LLC, 2 North LaSalle Street, Chicago, Illinois 60602, Telephone: (800) 322-8325, Facsimile:
         (312) 601-4348 Attention: Simone Harris, the transfer agent for Buyer, to reduce such certificates into smaller denominations sufficient to permit such partial disbursement.

5.       LIMITED RESPONSIBILITY

         This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by, or charged with notice of, the provisions of any agreement among the other parties hereto except this Escrow Agreement.

6.       OWNERSHIP FOR TAX PURPOSES; VOTING AND PECUNIARY BENEFITS

                  (a) The parties agree that, for purposes of federal and other taxes based on income, Teiber and Oberstein will be treated as the owner of 75% and 25% of the Escrow Shares, respectively, and that Teiber and Oberstein will report all income, if any, that is earned on, or derived from, the Escrow Shares as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

                  (b) The Sellers shall have all voting and pecuniary benefits associated with the Escrow Shares but shall not have dispositive power over the Escrow Shares, while the Escrow Shares remain in escrow. Teiber shall exercise the voting rights and receive the pecuniary benefits with respect to 75% of the Escrow Shares, and Oberstein shall exercise the voting rights and receive the pecuniary benefits with respect to 25% of the Escrow Shares.

7.       NOTICES

         All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:

                  Todd Teiber
                  2055 Luna Road, Suite 156
                  Carrollton, TX 75006
                  Facsimile No.: (972) 484-9006

                  Edward Oberstein
                  2055 Luna Road, Suite 156
                  Carrollton, TX 75006

         with a copy to:

                  David W. Hammer
                  4419 Landpiper Court
                  Dallas, TX 75287
                  Facsimile No.: (972) 250-6926

         Buyer:
                  Craftmade International, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: Brad D. Heimann
                  Facsimile No.: (972) 304-3754
         with a copy to:
                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 347-6650

         Subsidiary:
                  Teiber Lighting Products, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: Brad D. Heimann
                  Facsimile No.: (972) 304-3754

         with a copy to:
                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 347-6650

         Escrow Agent:
                  The Frost National Bank
                  4200 South Hulen
                  Fort Worth, Texas 76109
                  Attention: Mike Randall
                  Facsimile No.: (817) 420-5230

         with a copy to:
                  The Frost National Bank
                  Post Office Box 1600
                  San Antonio, Texas  78296
                  Attention:  Stan McCormick
                  Facsimile No.: (210)  220-4941

8.       JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Tarrant, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, Fort Worth Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.       COUNTERPARTS

         This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same document.

10.      SECTION HEADINGS

         The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

11.      WAIVER

         The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

12.      EXCLUSIVE AGREEMENT AND MODIFICATION

         This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by the Buyer, Subsidiary, the Sellers and the Escrow Agent.

13.      GOVERNING LAW

         This Escrow Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

14.      SUBSIDIARY

         As used in this Escrow Agreement, the term "Subsidiary" shall refer to Teiber Lighting Products, Inc., a Delaware corporation, and any successor in interest thereto.


                                    *****

         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.




                                     CRAFTMADE INTERNATIONAL, INC.,
                                     a Delaware corporation


                                     By: /s/ James R. Ridings
                                        ----------------------------------------
                                     Name: James R. Ridings
                                     Title: Chief Executive Officer


                                     TEIBER LIGHTING PRODUCTS, INC.,
                                     a Delaware corporation


                                     By:  /s/ James R. Ridings
                                        ----------------------------------------
                                     Name: James R. Ridings
                                     Title: President


                                     THE FROST NATIONAL BANK,
                                     a national banking association

                                     By:  /s/ D. Michael Randall
                                        ----------------------------------------
                                     Name: D. Michael Randall
                                          --------------------------------------
                                     Title: Senior Vice President
                                           -------------------------------------


                                       /s/ Todd Teiber
                                     -------------------------------------------
                                     Todd Teiber, individually


                                       Edward Oberstein
                                     -------------------------------------------
                                     Edward Oberstein, individually

                                    EXHIBIT A

                            ESCROW AGENT COMPENSATION


As compensation for its services hereunder from the date of this Agreement through the one year anniversary date hereof, Escrow Agent shall receive a fee of $2,500.00. As compensation for its services hereunder for each consecutive twelve-month period, or portion thereof, beginning one year from the date hereof, Escrow Agent shall receive a fee of $2,500.00 without proration. The initial fee shall be paid upon the execution hereof, and subsequent fees shall be paid on the yearly anniversary date hereof, unless the remaining Escrow Fund is distributed on or before such date. In addition, Escrow Agent shall be reimbursed from the Escrow Fund for its reasonable and necessary costs incurred in acting hereunder and the preparation of this Agreement.

                                 EXHIBIT 7.4(a)

                       FORM OF OPINION OF DAVID W. HAMMER

Craftmade International, Inc.
650 South Royal Lane, Suite 100
P.O. Box #1037
Coppell, Texas 75019-1037

Ladies and Gentlemen:

         We have acted as counsel to Todd Teiber and Edward Oberstein (collectively, "Sellers"), Bill Teiber Co., Inc., a Texas corporation (the "Company") and the Subsidiaries of the Company in connection with the Merger Agreement dated as of March 1, 2005 (the "Agreement") among the Sellers, the Company, Teiber Lighting Products, Inc., a Delaware corporation ("Subsidiary"), and Craftmade International, Inc., a Delaware corporation ("Buyer"). This is the opinion contemplated by Section 7.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

         Based on the foregoing, our opinion is as follows:

         1. The Agreement, the Escrow Agreement and the Sellers' Releases are enforceable against the Sellers.

         2. The authorized capital stock of the Company consists of 25,000 shares of common stock, $10.00 par value, of which 2,560 shares are outstanding. Sellers own all of shares of Stock of record and beneficially, free and clear of all adverse claims.

         3. Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Part 3.1(a) of the Disclosure Letter, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business as set forth in Part 3.1(a) of the Disclosure Letter. All of the outstanding capital stock of each of the Subsidiaries is owned of record and beneficially by one or more of the Acquired Companies, free and clear of all adverse claims. All of the outstanding shares of capital stock of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person.

         4. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement to which any Seller is party or
(b) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or other Governmental Body applicable to any Seller.

         5. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of any Acquired Company, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of any Acquired Company under, any agreement to which any Acquired Company is a party or by which any of their respective properties or assets are bound, or to which any of the properties or assets of any Acquired Company are subject, or (c) violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other Governmental Body applicable to any Acquired Company.

         6. Other than the filing of the Certificates of Merger and the acceptance thereof by the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required in connection with the execution, delivery and performance of the Agreement or the consummation of the Contemplated Transactions.

         7. There is no Proceeding by or before any court or Governmental Body pending or overtly threatened against or involving any Acquired Company or that questions or challenges the validity of the Agreement or any action taken or to be taken by any Acquired Company pursuant to the Agreement or in connection with the Contemplated Transactions, and none of the Acquired Companies is subject to any judgment, order or decree having prospective effect.


                                           Very truly yours,



                                           David W. Hammer

                                   EXHIBIT 9.1

EMPLOYEES


EMPLOYEE NAME              EMPLOYEE TITLE
Bonnie Walter              Customer Service
Kellie Gurley              Accounting
Charlotte Evans            Credit (part time - 25 hrs./wk)
Roger Priest               Display,Trouble Shooting-chimes
Eric Hudson                Warehouse
Bobby Wright               Warehouse